Exhibit 10.2

LEASE AGREEMENT BY AND BETWEEN 201 SOUTH STREET OWNER LLC AND CARBON BLACK, INC. 201-207 SOUTH STREET, BOSTON, MASSACHUSETTS

Date: TABLE OF CONTENTS ARTICLE 1 Basic Lease Information 4 ARTICLE 2 Demise 5 ARTICLE 3 Term 6 ARTICLE 4 Rent 7 ARTICLE 5 Use 7 ARTICLE 6 Improvements, Alterations And Fixtures 8 ARTICLE 7 Repairs 10 ARTICLE 8 Laws, Ordinances, Requirements for Public Authorities and Others 11 ARTICLE 9 Insurance 11 ARTICLE 10 Damage By Fire Or Other Cause 13 ARTICLE 11 Assignment, Subletting, Mortgaging 14 ARTICLE 12 Limited Liability On Landlord 16 ARTICLE 13 Rules And Regulations 17 ARTICLE 14 Condemnation 17 ARTICLE 15 Entry, Right To Change Public Portions Of The Building, Etc 17 ARTICLE 16 Bankruptcy 18 ARTICLE 17 Defaults and Remedies and Waiver of Redemption 19 ARTICLE 18 Covenant Of Quiet Enjoyment 22 ARTICLE 19 Subordination And Attornment 22 ARTICLE 20 Services And Equipment 23 ARTICLE 21 Additional Rent For Increases In Real Estate Taxes 25 ARTICLE 22 Additional Rent For Increases In Costs Of Operations 26 ARTICLE 23 Electric Services 30 2

ARTICLE 24 Broker 30 ARTICLE 25 Estoppel Certificate 30 ARTICLE 26 Surrender Of Premises 31 ARTICLE 27 Environmental Hazards 31 ARTICLE 28 Notices 32 ARTICLE 29 Inability To Perform 32 ARTICLE 30 Condition of the Premises; Allowance 33 ARTICLE 31 Security Deposit 33 ARTICLE 32 Arbitration 34 ARTICLE 33 Miscellaneous 35 ARTICLE 34 Right of First Offer 38 SCHEDULE A - THE LAND SCHEDULE B - PREMISES SCHEDULE C - RULES AND REGULATIONS SCHEDULE D - CLEANING SPECIFICATIONS SCHEDULE E-TENANT ALTERATION SPECIFICATIONS SCHEDULE F - INTENTIONALLY OMITTED SCHEDULE G - FORM OF ESTOPPEL SCHEDULE H - FORM OF COMMENCEMENT DATE AGREEMENT SCHEDULE I - CURRENT FORM OF SNDA 3

LEASE made this 1st day of March 2017 between **201 SOUTH STREET OWNER LLC,** a Delaware limited liability company (hereinafter "Landlord"), and **CARBON BLACK, INC.** a Delaware corporation_ (hereinafter "Tenant").

WITNESSETH:

ARTICLE 1 Basic Lease Information

LANDLORD:	201 South Street Owner LLC
LANDLORD'S ADDRESS:	c/o ClearRock Properties LLC 1221 Avenue of the Americas, 20th Floor New York, NY 10020
TENANT:	Carbon Black, Inc.
TENANT'S ADDRESS:	1100 Winter Street Waltham, MA 02451
PROPERTY MANAGER:	ClearRock Properties LLC c/o Lincoln Property Company 60 South Street, Suite 1020 Boston, Massachusetts, 02111
BUILDING:	201-207 South Street, Boston, MA
LAND:	The Land on which the Project is located and which is described on Schedule A
PREMISES:	Space on the 3rd floor of the Building as shown by the cross hatched area on Schedule B attached hereto
PROPERTY:	The Land and the Building
AGREED AREA OF PREMISES:	Approximately 7,270 rentable square feet
AGREED AREA OF BUILDING:	69,054 rentable square feet
TERM:	Four (4) years and the period from the Commencement Date until the Rent Commencement Date and expiring on the Expiration Date
COMMENCEMENT DATE:	See Section 3.01

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RENT COMMENCEMENT DATE: EXPIRATION DATE: LEASE YEAR: RENEWAL OPTION: SECURITY DEPOSIT: PREPAID RENT: BASE RENT: BASE YEAR FOR OPERATING COSTS: TAX BASE YEAR: TENANTS SHARE: BROKER: ADDITIONAL RENT Two (2) months after the earlier to occur of (i) the date that is two (2) months after Commencement Date, or (ii) the date that Tenant first commences business operations in the Premises 11:59 p.m. (E.S.T) on the last day of the 48th full month after the Rent Commencement Date Each twelve (12) month period commencing on Rent Commencement Date and on each anniversary thereof, provided that if the Rent Commencement Date is not the first day of a month, then the first Lease Year shall be the period from the Rent Commencement Date through the last day of the 12(m) full month thereafter One (1) renewal term of three (3) years $83,604.99 $26,959.58 (applicable to Month 1 of the Term) Lease Year 1: $323,515.00 per year Lease Year 2: $330,785.00 per year Lease Year 3: $338,055.00 per year Lease Year 4: $345,325.00 per year Calendar Year 2017 July 1,2017 to June 30, 2018 10.53% Jones Lang LaSalle and T3 Advisors All sums other than Base Rent payable by Tenant to Landlord under this Lease, including Tenant's Tax Payment, Tenant's Operating Payment, late charges, overtime or excess service charges, damages, interest and other costs related to Tenant's failure to perform any of its obligations under this Lease ARTICLE 2 Demise Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord for the Term. The Premises are leased together with the appurtenances thereto, 5 including the non-exclusive right to utilize in common with others, the lobbies, elevators, sidewalks, walkways, common facilities, and other public portions of the Property. ARTICLE 3 Term Section 3.01 The Commencement Date of the Lease shall be a date selected by Tenant by written notice to Landlord, provided that the Commencement Date shall be no later than June 1, 2017. Tenant shall not be entitled to possession of the Premises prior to the Commencement Date. Section 3.02 Tenant shall have the right to extend the Term for an additional term (the "Extension Term") of three (3) years to commence on the date following immediately the Expiration Date upon the same terms and conditions as contained in this Lease except that the Base Rent shall be the greater of (i) Fair Market Rent, or (ii) the amount of Base Rent that is payable hereunder as of the Expiration Date, Tenant shall have no further extension options and Landlord shall not be required to refurbish the Premises nor provide any allowance therefor. Tenant shall give Landlord written notice of its exercise not earlier than twelve (12) months and not later than nine months prior to the original Expiration Date. Time is of the essence with respect to such date. In order for Tenant's exercise of this option to be effective, at the time it gives such notice and at the time the extended term is to commence, this Lease must be in full force and effect and Tenant shall not be in default, beyond applicable notice and cure periods, at either time of any of the terms, covenants or conditions of this Lease. For purposes of this Article 3, the term "Fair Market Rent" shall mean the annual fair market rent per square foot for then being paid under renewal leases for comparable space in the Building to tenants of comparable financial standing, considering all relevant factors, including without limitation the condition of the premises involved, floor location and floor height. If comparable leases do not then exist in the Building, then comparison shall be made to new, arms-length leases in comparable buildings in downtown Boston, considering the same factors. The term "Determination Date" shall mean the first date new Base Rent is applicable for the Extension Term. The initial determination of Fair Market Rent shall be made by Landlord. Landlord shall give written notice to Tenant of the proposed Fair Market Rent of at least three (3) months prior to the Determination Date. If Landlord's determination of Fair Market Rent is greater than the amount of Base Rent that is payable hereunder as of the Expiration Date, and Landlord and Tenant shall fail to agree upon the Fair Market Rent proposed by Landlord within thirty (30) days after receipt by Tenant of Landlord's notice thereof, then the Fair Market Rent shall be determined in accordance with the arbitration and appraisal procedures set forth below. In the event Landlord and Tenant are unable to agree upon Fair Market Rent for the Premises, Landlord and Tenant shall agree on an independent M.A.I, certified real estate appraiser experienced in appraising major commercial office properties for major commercial institutions with at least five years' experience as M.A.I, real estate appraisers in the downtown Boston. If Landlord and Tenant are unable to agree on such an appraiser within thirty (30) days, either party upon notice to the other party, may request such appointment by the American Arbitration Association in Boston, Massachusetts (or any successor thereto), or upon its failure, refusal or inability to act, may apply for such appointment to a court of competent jurisdiction. Within fifteen (15) day after such appraiser is agreed upon or appointed, Landlord and Tenant shall each submit to the appraiser its determination of Fair Market Rent, The appraiser shall select whichever of Landlord's and Tenant's determination of Fair Market Rent he or she determines is closest to Fair Market Rent. The appraiser shall not have the power to select or designate any other amount as Fair Market Rent. Each party shall pay its own counsel fees and 6 expenses, if any, in connection with any arbitration or appraisal under this paragraph, and the parties shall share equally all other expenses and fees of any such arbitration, including the fees associated with the appraiser. The determination rendered in accordance with the provisions of this paragraph shall be final and binding in fixing the Fair Market Rent. The appraiser shall not have the power to add to, modify, or change any of the provisions of the Lease. If for any reason the Fair Market Rent shall not have been determined prior to the Determination Date, then until the Fair Market Rent shall have been finally determined, rent payable subsequent to the Determination Date shall be equal to Fair Market Rent imposed by Landlord plus the additional rent then payable by Tenant. Upon such final determination of Fair Market Rent, an appropriate adjustment shall be made reflecting such final determination, and Landlord or Tenant, as the case may be, shall pay the other any overpayment or deficiency, as the case may be, from the Determination Date to the date of such final determination. ARTICLE 4 Rent Section 4.01 Tenant covenants and agrees to pay Landlord without further notice or demand (i) Base Rent in equal monthly installments in advance on the first (1st) day of each month commencing on the Rent Commencement Date, and (ii) Additional Rent, at the times and in the manner set forth in this Lease, without any setoff, counterclaim, abatement or deduction whatsoever other than as expressly set forth in this Lease, except that the first installment of Base Rent shall be paid on the delivery of this Lease. Tenant further agrees that all covenants and agreements to pay Rent as set forth herein are independent of all other lease covenants and agreements set forth in this Lease. Rent shall be paid to Landlord c/o the Property Manager at the Property Manager's address set forth in the basic lease terms, or such other place as Landlord may designate in writing in accordance with Article 28 hereof. Base Rent and Additional Rent are hereinafter collectively referred to as "Rent". Section 4.02 In the event that Tenant fails to make any Rent payment on or before the tenth (10th) day of the month, Tenant shall pay a late charge in the amount of four percent (4%) of the amount due. In addition, all Base Rent, Additional Rent and other sums due Landlord pursuant to this Lease which are not paid for more than ten (10) days after the due date thereof shall bear interest from their respective due dates until paid at the rate of twelve percent (12%) per annum("Default Rate"). The foregoing shall be in addition to any other right or remedy which may be available to Landlord in the event of default by Tenant. ARTICLE 5 Use Tenant shall only use the Premises for administrative, executive and general business office purposes only. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in any manner (i) which violates the Certificate of Occupancy for the Premises or for the Building; (ii) which causes injury to the Building or any equipment, facilities or systems therein; (iii) which constitutes a violation of the laws and requirements of any public authorities or the requirements of insurance bodies; (iv) which impairs the character, reputation or appearance of the Building as a first-class office Building; (v) which impairs the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems, in excess of normal office use; or (vi) which unreasonably annoys or inconveniences other tenants or occupants of the Building. 7

ARTICLE 6 Improvements. Alterations And Fixtures Section 6.01 Tenant shall make no alterations, installations, additions or improvements ("Alterations") in or to the Premises, except as set forth below, without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, so long as such Alterations (i) are non-structural and do not affect any Building Systems, (ii) affect only the Premises and are not visible from outside of the Premises, (iii) do not affect the certificate of occupancy issued for the Building or the Premises, and (iv) do not violate any Requirement. Alterations of a purely decorative nature, such as painting or wallpapering, and other alterations which do not require a building permit or impact the Building's Systems, facade or structural elements ("Cosmetic Alterations") and other Alterations which will not affect the structure of the Building or Building systems outside of the Premises and that will cost less than $50,000.00 shall not require Landlord's approval, but Tenant shall provide Landlord with prior written notice thereof and the same shall be required to comply with all other provisions of this Article 6 and with the provisions of Schedule E hereof. "Building Systems" as used herein means the mechanical, electrical, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning, security, life-safety, elevator and other service systems or facilities of the Building up to the point of connection of localized distribution to the Premises (excluding, however, supplemental HVAC systems of tenants, sprinklers and the horizontal distribution systems within and servicing the Premises and by which mechanical, electrical, plumbing, sanitary, heating, ventilating and air conditioning, security, life safety and other service systems are distributed from the base Building risers, feeders, panelboards, etc. for provision of such services to the Premises). All such Alterations shall be done at Tenant's sole expense by Contractors reasonably acceptable to Landlord (provided that Landlord shall have the right to designate the contractors that Tenant uses for any work on the mechanical, electrical and plumbing systems in the Building and the roof of the Building, as long as they are reasonably competitive in price), at such times and in such manner as Landlord may from time to time reasonably designate, and in full compliance with all governmental authorities having jurisdiction thereof. All Alterations made or affixed to the Building shall, unless the parties otherwise agree in writing or Landlord elects otherwise {which election shall be made at the time Landlord approves the plans for any Alteration, including Tenant's initial Alterations to the Premises), become the property of Landlord and remain upon, and be surrendered with the Premises at the termination of this Lease. Alterations made by Tenant and designated by Landlord to be removed shall be removed by Tenant at its sole expense and Tenant shall restore the Premises to the condition prior to the installation of such Alteration, reasonable wear and tear and damage by casualty and condemnation excepted, prior to the termination of this Lease in accordance with the provisions of Article 26. Notwithstanding anything herein to the contrary, Landlord shall not require the removal of (i) any Alterations that are normal office installations, or (ii) any Cosmetic Alterations. Landlord will advise Tenant, when Landlord review's Tenant's plans and specifications for the Tenant Work, as to whether any portion of the Tenant Work will be required to be removed upon the termination of this Lease. Tenant shall correct or replace any installation that causes on-going damage to any Building facility or service. In the event that Tenant fails to correct such installation, Landlord may make such correction and charge Tenant for the cost thereof. Any reasonable sums so expended by Landlord shall be deemed Additional Rent. Section 6.02 Prior to commencing any Alterations (unless expressly stated to the contrary below), Tenant shall furnish to Landlord all of the following: (a) Within ten (10) business days of completion of any work performed by a party, unconditional waivers of mechanics' lien rights signed by all parties to perform any work or furnish materials in connection with any Alteration;

Copies of all governmental permits and authorizations which may be required in connection with such work; A certificate evidencing that Tenant's contractors have procured employers' liability and workers' compensation insurance; Builder's risk coverage in an amount equal to the cost of the Alterations and completed operations coverages; Plans and specifications for such Alteration complying with the provisions of ADA (except with respect to Cosmetic Alterations); and At Landlord's request, with respect to any Alterations, other than Cosmetic Alterations, that will cost more than $50,000.00, Tenant shall furnish to Landlord a Payment and Performance Bond or other security reasonably acceptable to Landlord. Section 6.03 Notwithstanding the provisions of Section 6.02, if any mechanics' lien or attachment is filed against the Property for work claimed to have been done for, or materials claimed to have been furnished to Tenant, it shall be discharged by Tenant within ten (10) business days after Tenant's receipt of written notice thereof, at Tenant's sole cost. If Tenant fails to discharge such a mechanic's lien or attachment within said ten (10) business day period, Tenant shall be in default hereunder and Landlord, in addition to any other right it may have under Article 17 hereof, may, but is not obligated to, discharge such lien or attachment by payment without inquiring into the validity of said lien or attachment. All reasonable out-of-pocket costs incurred by Landlord in discharging any such lien or attachment shall be deemed Additional Rent. Nothing in this Lease shall constitute an agreement by Landlord to be responsible for or to pay for any amounts due to any of the Tenant's contractors. Such contractors shall have no right to file any mechanics' lien against Landlord's fee interest in the Property. Section 6.04 Tenant shall have the right to install, at its sole cost and expense, a wireless intranet, Internet, and communications network (also known as "Wi-Fi") utilizing IEEE 802.XX protocols within the Premises for the use of Tenant and its employees (the "Network") subject to the provisions of this Article 6. All telecommunications service providers shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall not solicit, suffer, or permit other tenants or occupants of the Building to use the Network or any other communications service, including, without limitation, any wired or wireless Internet service that passes through, is transmitted through, or emanates from the Premises. This Section 6.04(b) shall only apply to any service obtained by Tenant. Tenant agrees that the Network, Tenant's communications equipment and the communications equipment of Tenant's service providers located in or about the Premises or installed in the Building to service the Premises including, without limitation, any antennas, switches, or other equipment (collectively, "Tenant's Communications Equipment") shall be of a type and, if applicable, a frequency that will not cause radio frequency, electromagnetic, or other interference to any other party or any equipment of any other party including, without limitation, Landlord, other tenants, or occupants of the Building as of the date of this Lease. Landlord 9 reserves the right to cause Tenant to operate on a channel or frequency band that Landlord reasonably selects. In the event that Tenant's Communications Equipment causes or is reasonably believed by Landlord to cause any such interference, upon receipt of written notice from Landlord of such interference, Tenant will promptly take all steps necessary to correct and eliminate the interference. If the interference is not eliminated within 24 hours (or a shorter period if Landlord believes a shorter period to be appropriate) then, upon written notice from Landlord, Tenant shall use other channels or frequencies as reasonably determined by Landlord, or, if using other channels or frequencies doesn't alleviate the problem, at Landlord's reasonable election, shut down Tenant's Communications Equipment pending resolution of the interference (with the exception of intermittent testing upon prior notice to, and with the prior approval of, Landlord). Landlord shall have no obligation or liability with respect to any such interruption, curtailment or discontinuance of telecommunication services. If there is a dispute between Landlord and Tenant as to any such interference, then either party may submit such dispute to arbitration in accordance with the terms of Article 32 of this Lease, except that the chosen arbitrator(s) shall be (an) engineer(s) having at least 10 years of experience in telecommunications. Tenant shall maintain Tenant's Telecommunications Equipment in good order and repair at its sole cost and expense. Tenant acknowledges that Landlord has granted and/or may grant lease rights, licenses, and other rights to other tenants and/or occupants of the Building and to telecommunications service providers. Section 6.05 Floor Load. Tenant shall not place a load upon any floor of the Premises that exceeds 50 pounds per square foot "live load". Landlord reserves the right to reasonably designate the position of all equipment which Tenant wishes to place within the Premises, and to place limitations on the weight thereof. ARTICLE 7 Repairs Section 7.01 Except to the extent of Landlord's repair and maintenance obligations expressly set forth in this Lease, including in Section 7.03 below, Tenant shall maintain the Premises and all of the equipment and fixtures contained therein, and the entry doors to the Premises, in good order and repair at its own cost and expense, reasonable wear and tear and damage from casualty or condemnation excepted. All damage to the Property caused by or resulting from Tenant's moving property in or out of the Building or installation of furniture, fixtures or other property, which is due to the negligence of Tenant, its servants, employees, agents, visitors or licensees, reasonable wear and tear excepted, shall be repaired (i.e., fixed; Tenant shall not be required to upgrade anything) promptly by Tenant at its sole cost and expense to the reasonable satisfaction of Landlord. Section 7.02 In the event that any special equipment (such as supplemental air conditioning units or computer facilities) or appliances (such as kitchen, pantries or exercise facilities) are installed in the Premises, the servicing, maintenance, repair or replacement of such equipment or appliances shall be the sole responsibility of Tenant. Section 7.03 Landlord shall make and perform all structural and other maintenance, repairs and replacements, in order to keep in good order and repair the structure and exterior of the Building (within the Premises and outside of the Premises, including without limitation 10 windows, the roof of the Building and the entry doors to the Building) and the public (i.e., common) portions of the Property and the Building Systems, to the extent outside of the Premises and any and all damage to the interior resulting from structural and/or defects in the engineering, plumbing, wiring and other such components of the building. The public portions of the Property shall include the public and/or common halls and stairways, elevators, plumbing, wiring and other Building Systems and equipment for the general supply of water, heat, air conditioning, gas and electricity and other utilities servicing the Premises and Landlord shall maintain such portions in good order and repair. ARTICLE 8 Laws. Ordinances. Requirements for Public Authorities and Others Tenant shall comply in all material respects with ail applicable laws, orders, ordinances and regulations of federal, state and municipal authorities and with any direction made pursuant to law by any public officer that shall impose any order or duty upon Landlord or Tenant with respect to Tenant's occupancy, use or manner of use of the Premises (including any building or zoning laws regarding Tenant's specific use thereof) ("Requirements"). Notwithstanding the foregoing, Tenant shall not be obligated to make structural repairs or alterations to the Premises or those other common portions of the Property used by Tenant in order to comply with applicable Requirements, including without limitation the Americans with Disabilities Act, unless the need for such repairs or alterations arises from (i) any installations or Alterations made in the Premises by or at Tenant's request, (ii) a breach of any of Tenant's covenants or agreements hereunder, or (iii) the specific manner and nature of Tenant's use or occupancy of the Premises, as distinguished from mere general office use. ARTICLE 9 Insurance Section 9.01 (a) Tenant shall at all times keep in full force and effect, at its own expense, a policy or policies of: (i) Commercial General Liability insurance, in occurrence form, covering bodily injury or death to persons and damage to or destruction of property, and including contractual liability coverage for Tenant's indemnity obligations required by this Lease to afford protection of not less than $1,000,000 per occurrence and $2,000,000 combined single limit in the aggregate for any one accident; (ii) Workers' Compensation insurance as required by alt state and/or federal laws; (iii) Business Interruption insurance; and (iv) "all-risk" property insurance on a "replacement cost" basis with an agreed value endorsement covering all Tenant's personal property and all improvements and betterments to the Premises performed at Tenant's expense. (b) Such policies will be maintained with companies having a "General Policyholders Rating" of at least A-:VIII as set forth in the most current issue of "Best's Insurance Guide," and will be written as primary policy coverage and not contributing with, or in excess of, any ll coverage which Landlord shall carry. Tenant shall have the right to provide the coverages required herein under blanket policies provided that the coverage afforded Landlord shall not be diminished by reason thereof. No more frequently than once every twenty four (24) months, Landlord shall have the right to review the provisions of this Article and to require reasonable changes in the amounts or types of insurance, or both, as it may deem reasonably necessary in order to adequately protect its interests, provided that any such changes are consistent with industry standards and coverages being required by landlords of comparable buildings in downtown Boston at the time. Section 9.02 Tenant shall, prior to the Commencement Date, cause to be delivered to Landlord a certificate of insurance providing evidence of coverages required to be maintained hereunder. If commercially available to Tenant, any insurance policy required of Tenant under this Lease shall provide or contain an endorsement that the insurer will deliver to Landlord a minimum of ten (10) days prior written notice of cancellation or material reduction in coverage, and in any event, Tenant shall provide Landlord with at least thirty (30) days' prior written notice of any cancellation or material reduction in coverage under Tenant's insurance. Renewal certificates shall be furnished to Landlord at least thirty (30) days prior to the expiration date of each policy. All such certificates shall indicate that Landlord and others designated by Landlord are an additional insured with respect to the Commercial General Liability coverage. Section 9.03 All insurance policies required by this Article 9 shall contain a waiver by the insurer of any rights of subrogation to any cause of action (including negligent acts) against the Tenant or Landlord (as the case may be). Further, and notwithstanding anything in this Lease to the contrary, each party waives any claim or cause of action against the other party hereto arising from any loss or damage to property which is covered by such insurance or which could be covered by such insurance but only insofar as such party is compensated by such insurance for such loss or damage if either party self-insures. Section 9.04 All furnishings, fixtures, equipment and property of every kind and description of Tenant and of persons claiming by or through Tenant which may be on the Premises shall be at the sole risk and hazard of Tenant and no part of loss or damage thereto for whatever cause is to be charged to or borne by Landlord, unless caused by the gross negligence of Landlord or Landlord's agents or employees. Section 9.05 Tenant shall not cause or permit any action or condition that would (i) invalidate or conflict with Landlord's insurance policies, (ii) violate applicable rules, regulations and guidelines of the Fire Department, fire insurance rating organization or any other authority having jurisdiction over the Building, (iii) cause an increase in the premiums of fire insurance for the Building over that payable with respect to Comparable Buildings, or (iv) result in Landlord's insurance companies' refusing to insure the Building or any property therein in amounts and against risks as reasonably determined by Landlord. If fire insurance premiums increase as a result of Tenant's failure to comply with the provisions of this Section 8.1, Tenant shall promptly cure such failure and shall reimburse Landlord for the increased fire insurance premiums paid by Landlord as a result of such failure by Tenant. Section 9.06 If the Fire Insurance Rating Organization or any Governmental Authority or any of Landlord's insurers requires or recommends any modifications and/or alterations be made or any additional equipment be supplied in connection with the sprinkler system or fire alarm and life-safety system serving the Building solely by reason of Tenant's business, any Alterations performed by Tenant or the location of the partitions, Tenant's Property, or other contents of the Premises, Landlord (to the extent outside of the Premises) or Tenant (to the 12 extent within the Premises) shall make such modifications and/or Alterations, and supply such additional equipment, in either case at Tenant's expense. Section 9.07 Landlord shall maintain such insurance as shall be required by Landlord's institutional first mortgagee, and absent an institutional first mortgagee, not less than the following insurance, the costs of which shall be include in the Cost of Operation: all risk property insurance and commercial general liability insurance in limits reasonably determined by Landlord. ARTICLE 10 Damage By Fire Or Other Cause Section 10.01 If the Premises are partially damaged or rendered partially untenantable by fire or other cause without the fault or neglect of Tenant, Rent shall be apportioned according to the part of the Premises which is usable by Tenant for its normal business operations until the Premises are repaired and restored by Landlord to its condition as existed at the time of completion of the Punchlist items following the Commencement Date in accordance with Section 10.04. Section 10.02 If the Premises are totally or substantially damaged or are rendered wholly or substantially untenantable (by reason of damage to the Premises and/or the Building) by fire or other cause, then Rent shall be paid up to the time of occurrence of such condition and Tenant's obligation to pay Rent thenceforth shall cease until the Premises and, if affected, access thereto, are repaired and restored by Landlord to its condition as existed at the time of completion of the Punchlist items following the Commencement Date, subject to the provision of Section 10.04. Section 10.03 If, at any time during the Term, the Premises are damaged or are rendered wholly or substantially untenantable (by reason of damage to the Premises and/or the Building) by fire or other cause and Landlord decides not to restore the same or if the Building shall be so damaged (whether or not the Premises have been damaged) that Landlord and its engineers or contractors do not expect to be able to repair/restore the Building and/or the Premises within two hundred seventy (270) days of the date of the casualty, then either Landlord or Tenant may elect to terminate this Lease within thirty (30) days of Tenant's receipt of written notice from Landlord of such determination. Landlord shall provide such determination within thirty (30) days following the date of the casualty and in the event that Landlord fails to do so, Tenant shall have the right to obtain the same from an independent engineer or contractor; any such determination from an engineer or contractor obtained by Tenant shall be subject to Landlord's reasonable approval. Moreover, in the event that Landlord shall decide to demolish or not to rebuild the Premises, and Landlord is terminating all leases in the Building at the same time, then Landlord may, within ninety (90) days after the occurrence of such condition, give Tenant a notice in writing of such decision. In addition, if Landlord has elected to restore the damage, and Tenant either didn't have a right to terminate this Lease pursuant to this Section 10.03 or had a right to terminate this Lease pursuant to this Section 10.03 but did not exercise such right, then Tenant shall have a further right to terminate this Lease if the damage to the Premises or access thereto is not substantially restored within a period of time, from the date of Landlord's estimate of the restoration time, if the estimate was for less than two hundred seventy (270) days, or from the date that Tenant elected not to terminate this Lease, if the estimate was for two hundred seventy (270) days or more, equal to the time of the estimate, plus 25%. Upon the third day after the giving of such notice, this Lease shall terminate by lapse of time as fully and completely as if such date were the Expiration Date hereunder. Tenant shall then forthwith quit, surrender and vacate the Premises without prejudice, however, to each of 13

Landlord's and Tenant's right and remedies against the other under the Lease provisions in effect prior to such termination. If the damage or destruction is due to the fault or neglect of Tenant, the debris shall be removed from the Premises by, and at the expense of, Tenant. Section 10.04 Unless Landlord or Tenant shall serve a termination notice as provided for in Section 10.03, Landlord shall make the repairs and restorations under the conditions of Section 10.01 and Section 10.02, with all reasonable expedition, subject to reasonable delays due to adjustment of insurance claims, provisions of any superior mortgage, labor troubles, or any other cause beyond Landlord's control. No damages, compensation or claims shall be payable by Landlord for delay, inconvenience, loss of business or annoyance arising from any such restoration. Section 10.05 Notwithstanding anything to the contrary in this Article 10, if any damage during the final 12 months of the Term renders the Premises substantially untenantable, either Landlord or Tenant may terminate this Lease by notice to the other party within 30 days after the occurrence of such damage and this Lease shall expire on the 30th day after the date of such notice. For purposes of this Section 10.05, the Premises shall be deemed substantially untenantable if Tenant shall be precluded from using more than 50% of the Premises for the conduct of its business and Tenant's inability to so use the Premises is reasonably expected to continue for more than 90 days. Section 10.06 Neither Landlord, Property Manager nor any of their affiliates shall be liable for any injury or damage to persons or property or interruption of Tenant's business resulting from fire or other casualty, any damage caused by other tenants or persons in the Building or by construction of any private, public or quasi-public work, or any latent defect in the Premises or in the Building (except that Landlord shall be required to repair the same to the extent otherwise provided in this Lease). No penalty shall accrue for delays which may arise by reason of adjustment of fire insurance on the part of Landlord or Tenant, or for any Unavoidable Delays arising from any repair or restoration of any portion of the Building, provided that Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of, and access to, the Premises during the performance of any such repair or restoration. "Unavoidable Delays" for purposes of this section shall mean Landlord's inability to fulfill or delay in fulfilling any of its obligations under this Lease expressly or impliedly to be performed by Landlord or Landlord's inability to make or delay in making any repairs, additions, alterations, improvements or decorations or Landlord's inability to supply or delay in supplying any equipment or fixtures, if Landlord's inability or delay is due to or arises by reason of strikes, labor troubles or by accident, or by any cause whatsoever beyond Landlord's reasonable control, including governmental preemption in connection with a national emergency, Requirements or shortages, or unavailability of labor, fuel, steam, water, electricity or materials, or delays caused by Tenant or other tenants, mechanical breakdown, acts of God, enemy action, civil commotion, fire or other casualty. ARTICLE 11 Assignment Subletting. Mortgaging Section 11.01 Tenant will not by operation of law or otherwise assign, mortgage or encumber this Lease, nor sublet or permit the Premises or any part thereof to be used by others, without Landlord's prior written consent in each instance, which shall not be unreasonably withheld, conditioned or delayed. Landlord's consent to any assignment or subletting shall not in any manner be construed to relieve Tenant from obtaining Landlord's express written consent to any other or further assignment or subletting. Notwithstanding the foregoing, Landlord's consent to any assignment of this Lease or sublease of the Premises shall 14 not be required in connection with any assignment or sublease to an Affiliate or to a company that results from a merger, consolidation or other similar corporate transaction, or to a company that purchases all or substantially all of Tenant's assets (collectively, ail of the foregoing constituting a "Permitted Transfer"), provided that in order to constitute a Permitted Transfer, such assignee or sublessee must specifically agree in a writing delivered to Landlord to assume the obligations of Tenant with respect to the Premises so transferred and, provided further the net worth of any such entity resulting from a merger, consolidation or other similar corporate transaction, or purchaser of all or substantially all of Tenant's assets, calculated in accordance with generally accepted accounting principles, as of the date of the corporate transaction, is at least equal to the net worth of Tenant, similarly calculated on the Commencement Date or the corporate transaction date, whichever is greater. Tenant shall give Landlord at least ten (10) days prior written notice of any such assignment or sublease, including an executed copy of the assignment and assumption agreement or sublease, as applicable, or such corporate transaction, including an executed copy of the transaction documents. An "Affiliate" shall mean any entity the Controls Tenant, any entity that Tenant controls and any entity that is under common Control as Tenant. "Control" shall mean more than 50% ownership, with respect to any non-publicly traded company, and more than 10% ownership, plus management control, with respect to any publicly traded company. Upon obtaining a proposed assignee or subtenant, upon terms satisfactory to Tenant, Tenant shall submit to Landlord: (i) a copy of the fully executed proposed assignment or sublease; (ii) a description of the nature and character of the business of the proposed assignee or subtenant; (iii) such financial information as it has obtained; and (iv) such other reasonably available information as Landlord may request Landlord's consent to any such proposed assignment or subletting shall not be unreasonably withheld, conditioned or delayed provided that (i) the proposed assignee or subtenant's use and character are in Landlord's reasonable opinion in keeping with the character of the Building (ii) the proposed assignee or subtenant is creditworthy, in Landlord's reasonable opinion; (iii) the proposed assignee or subtenant is not another tenant or occupant of the Building; (iv) the proposed assignee or subtenant is not a person or entity with whom Landlord is negotiating for the lease of space in the Building or with whom Landlord has so negotiated in the prior six (6) months; and (v) Landlord's mortgagee consents to such agreement or sublease, if required. Landlord's consent to any assignment or sublease, if given, shall be evidenced only in a written agreement provided by Landlord and signed by Landlord, Tenant and its assignee or subtenant, as the case may be. Any such Landlord consent shall be conditioned on Tenant reimbursing Landlord for Landlord's reasonable legal fees in connection with the requested consent, not to exceed $2,000.00, as long as no unusual legal issues are presented and the documents involved do not have the effect of amending this Lease. Except in connection with a Permitted Transfer, in the event that Tenant proposes to assign this Lease or sublease all or substantially all of the Premises for all or substantially all of the remainder of the Term, Landlord shall have the option, to be exercised within thirty (30) days from submission by Tenant of all of the information required in the previous paragraph, to cancel and terminate this Lease as of the earlier of: (a) thirty (30) days after Landlord gives Tenant notice intention to cancel the Lease or (b) thirty (30) days after the date proposed by Tenant for the commencement of any assignment or subletting, subject to Tenant's right to notify Landlord within thirty (30) days of such notice of its withdrawal and retraction of its proposed assignment or sublease Section 11.02 If this Lease shall be assigned, or if the Premises or any part thereof shall be sublet or occupied by any person or persons other than Tenant, Tenant shall continue to be liable for the performance of all the provisions of this Lease. Landlord may, after default by 15

Tenant beyond applicable notice and cure periods, collect Rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection of Rent shall be deemed a waiver of the covenants in this Article 11, nor shall it be deemed acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the full performance by Tenant of all the terms, conditions and covenants of this Lease. Section] 1.03 If the rent and other sums, either initially or over the term of any assignment or sublease, payable by such assignee or subtenant to Tenant on account of an assignment or sublease of atl or any portion of the Premises, minus reasonable third party costs expended by Tenant in connection with such assignment or sublease, including without limitation any costs of improving the Premises or providing any allowance therefor, all commercially reasonable brokerage fees payable in connection therewith, and reasonable attorney's fees, exceed the sum of Rent called for hereunder with respect to the space assigned or sublet, Tenant shall pay to Landlord, as Additional Rent, fifty (50%) percent of such excess payable monthly at the time for payment of Rent. If an assignment or sublease includes any rent abatement or concession, no rent shall be attributed to the period for the abatement or concession for purposes of determining any amounts due to landlord under this Section 11.03. ARTICLE 12 Limited Liability On Landlord Section 12.01 Landlord shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, or for the loss or damage to any property of Tenant by theft or otherwise. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, rain, snow, or other of the elements, water or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence or willful misconduct of Landlord or Landlord's employees, agents, contractors and invitees. Section 12.02 In any situation in which Tenant disputes Landlord's reasonableness in exercising its judgment or withholding or delaying its consent or approval, the sole remedies available to Tenant shall be those of an equitable nature, such as an action for an injunction or specific performance. Tenant specifically waives the rights to money damages or other remedies (including the right to claim money damages by way of set off, counterclaim or defense). Failure by Tenant to seek relief within six (6) months of the date of Landlord's decision or alleged failure to render a decision shall be deemed a waiver of any right to dispute such action. Except to the extent arising from, caused by or due to the negligence or willful misconduct of Landlord or Landlord's employees, agents, contractors or invitees, Tenant shall reimburse, indemnify and save harmless Landlord from and against any and all liability and damages, and from and against any and all suits, claims, and demands of every kind and nature, including reasonable counsel fees, by or on behalf of any person or entity, arising out of or based upon any accident, injury or damage, however occurring, which shall or may happen during the Term in connection with the Tenant's use of the Premises, and from and against any matter growing out of the condition, maintenance, repair, alteration, use, occupation or operation of the Premises. Section 12.03 Landlord shall not be liable to Tenant for any damage to persons or property, or loss of property in and about the Building, Premises, and the approaches, entrances, streets, sidewalks or corridors thereto, resulting by or from any unauthorized or criminal acts of third parties, regardless of any breakdown, malfunction or insufficiency of any 16 security measures, practices or equipment provided by Landlord. The provisions of this Section 12.03 shall survive the expiration or early termination of this Lease. ARTICLE 13 Rules And Regulations Tenant, its servants, employees, agents, visitors and licensees shall observe faithfully and comply with the rules and regulations set forth in Schedule C attached hereto and made a part hereof (the "Rules"). Landlord shall have the right from time to time during the Term to make reasonable changes in and additions to the Rules and shall provide Tenant with reasonable advance written notice of any such change. Any failure by Landlord to enforce the Rules now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a breach hereunder or waiver of any such Rules. Notwithstanding the foregoing, Landlord will not discriminate against Tenant in the enforcement thereof compared to other similarly situated tenants of the Building. ARTICLE 14 Condemnation Section 14.01 In the event that the whole or any material portion ("material" being defined as an amount which precludes Tenant from occupying a majority of the Premises for its intended purposes, as reasonably determined by Tenant) of the Premises are taken by condemnation or eminent domain in any manner for any public use, this Lease shall terminate as of the date of vesting of title in the condemning authority. Section 14.02 In the event that less than a material portion of the Premises are taken by condemnation or eminent domain in any manner for any public use, this Lease shall continue and there shall be an equitable adjustment of Rent. Section 14.03 In the event of any such taking of all or a part of the Property, Building or Premises, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant. Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. Tenant is entitled to pursue any award for Tenant's moving expenses and any other award that does not diminish the award of Landlord. Section 14.04 In the event that this Lease is not terminated pursuant to this Article 14, Landlord shall repair and restore the Premises and any portions of the Property affected by such taking that affects Tenant's access to or use and enjoyment of the Premises to the same condition as the same existed prior to the date of the taking, to the extent reasonably practicable after receipt of the condemnation award, with reasonable diligence, subject to force majeure. ARTICLE 15 Entry, Right To Change Public Portions Of The Building, Etc. Section 15.01 Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Premises provided that they do not unreasonably interfere with Tenant's use of the Premises or materially affect the layout thereof. Landlord or its agents or designees shall have the right upon reasonable notice and at reasonable times (which shall not be less than 24 hours, and may be verbal), except in the case of an emergency to enter the Premises for the purpose of making such repairs or alterations as Landlord shall desire or be required to make by the provisions of this Lease provided that Landlord shall use commercially reasonable efforts to insure that such entry shall be made in a manner intended to minimize 17 interference with or disruption to Tenant's operations (provided that Landlord shall not be required to have any such entry occur after Standard Building Hours) and Landlord shall notify Tenant by telephone with reasonable haste after any entry due to an emergency. Any installations, replacements and relocation of pipes, ducts and conduits referred to in the previous sentence shall be located, so far as practicable, in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises, and Landlord shall repair any damage caused thereby. Any installations, replacements and relocations not so relocated will be boxed and decorated in a manner which is consistent with the adjacent areas. Landlord shall be allowed to take all material into and upon the Premises that may be required for the repairs or alterations above mentioned without the same constituting an eviction of Tenant in whole or in part and the Rent reserved shall in no way abate, except as otherwise provided in this Lease, while said repairs or alterations are being made, provided that Landlord may not store any such material within the Premises). Landlord shall have the right, at any time during the term of this Lease, at reasonable times and upon reasonable notice (which shall not be less than 24 hours, and may be verbal), to inspect the Premises and to exhibit the Premises to its mortgagee, any prospective mortgagee or purchaser of the Building and, during the last twelve (12) months of the Term, to exhibit the Premises prospective tenants. Section 15.02 Landlord shall have the right at any time without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefor, to change the arrangements or location of such of the following as are not contained within the Premises, provided that Tenant's use and occupancy of, or access to the Building or the Premises is not materially adversely affected thereby: lobbies, entrances, elevators, passageways, doors and doorways, corridors, stairs, parking facilities, toilets, and other like public portions of the Property. Section 15.03 Landlord shall have the right at any time to name the Building after any person(s) or tenant(s) and to change any and all such names at any time thereafter. ARTICLE 16 Bankruptcy Section 16.01 If at or before the Commencement Date or at any time during the Term hereof there shall be filed against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, and within ninety (90) days thereafter Tenant fails to secure a discharge thereof, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement or composition with creditors, or takes advantage of any statute relating to bankruptcy, this Lease, at the option of Landlord (by written notice to Tenant), may be terminated, if permitted by such statutes. Upon such termination, neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Premises but shall forthwith quit and surrender the Premises. In addition to the other rights and remedies Landlord has by virtue of any other provision of this Lease or by virtue of any statute or rule of law, Landlord may retain as liquidated damages any Rent, Security Deposit or monies received by it from Tenant or others on behalf of Tenant. Section 16.02 It is stipulated and agreed that in the event of the termination of this Lease pursuant to this Article 16, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the excess, if any, of the Rent reserved hereunder for the unexpired portion 18 of the Term over the then fair and reasonable rental value of the Premises for the same period. If the Premises or any part thereof be relet by Landlord for all or any part of the unexpired Term before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed prima facie to be the fair and reasonable rental value for the whole or part of the Premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the excess referred to above. Section 16.03 If, pursuant to any bankruptcy statute, Tenant is permitted to assign this Lease in disregard of the provisions of this Article 16, Tenant agrees that adequate assurance of future performance by such assignee shall be required in an amount equal to the sum of one (1) year's Rent, payable as of the date of such assignment. Said sum shall be deposited in cash with Landlord and shall be held, without interest, by it for the balance of the Term as security for the full and faithful performance of all of the obligations of this Lease to be performed by such assignee. If Tenant receives or is to receive any valuable consideration for such assignment, such consideration, after deducting therefrom (i) the reasonable broker's commissions, if any, incurred by Tenant for such assignment, and (ii) any portion of such consideration reasonably designated by the assignee as paid for the purchase of Tenant's personal property in the Premises, shall be the sole and exclusive property of Landlord and shall be paid over to Landlord directly by such assignee ARTICLE 17 Defaults and Remedies and Waiver of Redemption Section 17.01 The occurrence of any one or more of the following shall constitute a default by Tenant under this Lease: failure to pay any Rent and/or other payment herein within ten (10) days after the same is due (provided that Landlord shall, not more than once per calendar year, be required to give Tenant written notice that a payment was not made when due, and Tenant shall have ten (10) days from receipt thereof in which to make the payment); failure to perform any other covenant to be observed by Tenant hereunder within thirty (30) days after Notice of such failure is received by Tenant, or if the failure complained of shall be of such a nature that it cannot be completely cured or remedied within said thirty (30) day period, such longer period as shall reasonably be required, provided Tenant shall have diligently commenced curing such default within such thirty (30) day period and diligently and in good faith proceeds to remedy or cure such failure; dissolution or disbanding of Tenant, provided that any reconstitution of the shareholders or officers of Tenant shall not be deemed a dissolution or disbanding of Tenant; failure to timely provide or replenish a satisfactory Security Deposit as required by Article 31; or failure to provide an executed Estoppel Certificate on a timely basis as required by Article 25, provided that if Tenant responds to a request for an Estoppel Certificate within the time period provided for in Article 25 and is negotiating the Estoppel Certificate in good faith, then no default shall exist. 19

Section 17.02 In addition to all other remedies and rights provided for in this Lease, upon the occurrence and continuance of any such default beyond applicable notice and cure periods, Landlord may, at its option and without any notice not otherwise required hereunder, do any one or more of the following, at such times and in such order as Landlord may determine to be in its interest: Declare, by written notice to Tenant, this Lease terminated as fully and completely as if the date of such termination notice were the date herein fixed for the expiration of this Lease; re-enter the Premises and dispossess Tenant and the legal representative of Tenant and any other occupant of the Premises, remove their effects (to storage at the expense of Tenant or otherwise), and hold the Premises as if this Lease had not been made, without being liable for any prosecution or damages therefor and if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant and pay over the balance, if any, to Tenant; relet the Premises (as the agent of Tenant if this Lease has been terminated) as further provided below and receive the rent therefor; cure such default for the account and at the expense of Tenant; be entitled to receive as liquidated damages the present value of (i) the Rent reserved for the unexpired portion of the Term; minus (ii) the then fair and reasonable rental value of the Premises for the same period, in both cases using a discount rate equal to the rate for treasury securities with a term approximately equal to the unexpired portion of the Term; or exercise all other rights and remedies available at law or in equity. Section 17.03 Upon any such termination of this Lease, Tenant shall quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided. Tenant shall pay to Landlord all amounts then due under this Lease and, at Landlord's election, the amount of Rent accelerated pursuant to Section 17.02(e). Section 17.04 In the event that Landlord re-enters the Premises following default by Tenant beyond applicable notice and cure periods, whether or not the Lease is terminated, Landlord may relet the Premises upon such terms as shall be satisfactory to Landlord, in its sole discretion, and all rights of Tenant to repossess the Premises shall be forfeited. Any such reletting may be of the entire Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or in excess of the period which would otherwise have constituted the balance of the term of this Lease. Section 17.05 Landlord's obligation to mitigate damages after a default by Tenant under this Lease beyond applicable notice and cure periods that results in Landlord regaining possession of all or part of the Premises, to the extent mitigation efforts are required by law, shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a "Substitute Tenant") in accordance with the following criteria: (a) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession 20 of the Premises including, without limitation, the final and unappealable legal right to re-let the Premises free of any claim of Tenant. Landlord shall not be obligated to offer the Premises to any prospective tenant when other premises in the Building suitable for that prospective tenant's use are currently available, or will be available within the next six (6) months. Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar office space in comparable buildings in the same market area as the Building. Landlord shall not be obligated to enter into a new lease under terms and conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space in the Building. Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant that does not have, in Landlord's reasonable opinion, sufficient financial resources to maintain the Premises in a first-class manner and pay all rent payable pursuant to this Lease. Landlord shall not be required to expend any amount of money to alter, remodel or otherwise make the Premises suitable for use by a Substitute Tenant unless: (i) Tenant pays any such sum to Landlord in advance of Landlord's execution of a lease with such Substitute Tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled to as a result of Tenant's default under this Lease); or (ii) Landlord, in Landlord's sole discretion, determines that any such expenditure is financially justified in connection with entering into any lease with such Substitute Tenant. (g) Landlord shall not be obligated to enter into a lease with any Substitute Tenant whose use would violate any restriction, covenant or requirement contained in the lease of another tenant of the Building. Section 17.06 Any re-entry or reletting, or both of the Premises, by Landlord shall not operate to release Tenant from any rent to be paid (less the net proceeds, if any, received by Landlord from any reletting of the premises as set forth in Section 17.07 below) or covenant to be performed hereunder by Tenant during the term of this Lease. The failure or refusal of Landlord to relet the Premises or any part or parts thereof, except on terms provided for herein, shall not release or affect Tenant's liability for damages. In addition, if the Premises, or any part or parts thereof, are relet, Landlord shall in no event be liable in any way whatsoever for failure to collect the rent under such reletting. For the purposes of reletting, Landlord shall be authorized to do such marketing, to make such repairs, alterations or decorations in or to the Premises, and to provide for such rent concessions, free rent or other inducements as Landlord in Landlord's reasonable judgment considers advisable or necessary. Tenant shall be liable to Landlord for the cost of such marketing, repairs, alterations and decorations, and all other expenses of such reletting, including, but not limited to, attorney's fees and brokerage fees Tenant shall not be entitled to any surplus accruing as a result of any such reletting. 21

Section 17.07 If the Premises are relet, the sum realized or to be realized from such reletting for the period which would otherwise have constituted the balance of the Term, net of all costs of such reletting, including attorney's fees, brokerage fees, the value of Landlord's time and costs of preparing the Premises for occupancy for a Substitute Tenant, shall be applied to the Rent to be paid by Tenant under this Lease for such period, and Tenant shall pay to Landlord an amount equal to any deficiency on the terms set forth in Section 17.02 (e). Section 17.08 In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy available at law or in equity. The foregoing remedies and rights of Landlord are cumulative, and Landlord may exercise any one, more or all of such remedies at one time or at any time and in any sequence as Landlord may, in its sole discretion, elect. Landlord's declining to exercise any remedy or right available to it at any one time shall not constitute waiver of the right to do so at any other time or upon any other default by Tenant. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant's being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise. Section 17.09 Landlord shall in no event be in default of the performance of any of Landlord's obligations hereunder unless and until Landlord shall have received written notice from Tenant to Landlord specifying any such Landlord failure to perform its obligations hereunder and thereafter Landlord fails to perform such obligations within a reasonable period of time required to correct any such defaults, which period shall be deemed to be thirty (30) days from receipt of such written notice unless such obligation is not reasonably susceptible to cure within thirty (30) days, in which case Landlord shall commence to so cure within thirty (30) days and shall pursue such cure thereafter diligently until completion. ARTICLE 18 Covenant Of Quiet Enjoyment Landlord covenants that upon Tenant's paying the Rent and observing and performing all the terms, covenants and provisions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises, free from interference from Landlord or anyone claiming under or through Landlord, subject nevertheless to the terms and conditions of this Lease. This covenant shall bind and be enforceable against Landlord, subject to the terms hereof, only so long as Landlord is the owner of the Building. ARTICLE 19 Subordination And Attornment Section 19.01 This Lease and all of Tenant's rights hereunder shall be subject and subordinate to any mortgage, deed of trust or other security instrument now or hereafter granted by Landlord and/or its predecessors or successors affecting all or any portion of the Property and to all renewals, modifications, consolidations, replacements and extensions thereof. The foregoing subordination shall be self-operative and no further instrument of subordination need be obtained, provided, however, that upon the request of any mortgagee of the Property, Tenant shall promptly execute and deliver an instrument prepared by such holder evidencing and confirming such subordination. As long as any mortgage exists, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until (a) Tenant shall have given notice of such act or omission to all mortgagees, and (b) not less than thirty (30) days 22 shall have elapsed following the giving of notice of such default and the expiration of any applicable notice or grace periods (unless such act or omission is not capable of being remedied within a reasonable period of time), during which period such mortgagees shall have the right, but not the obligation, to remedy such act or omission and thereafter diligently proceed to so remedy such act or obligation. If any mortgagee elects to remedy such act or omission of Landlord, Tenant shall not seek to terminate this Lease so long as such mortgagee is proceeding with reasonable diligence to effect such remedy, provided that (i) the mortgagee shall only have ninety (90) days after the time given to Landlord to cure Landlord's default, and (ii) none of Tenant's remedies for such default, other than any right to terminate this Lease, shall be affected or delayed as a result of such additional time given to the mortgagee to cure. Tenant shall, upon request from Landlord, execute and deliver a subordination, non-disturbance and attornment agreement (an "SNDA") with Landlord's first mortgagee, on the mortgagee's form. Landlord's existing mortgagee's form is attached hereto as Schedule I (provided that Tenant shall have the right, at its cost, to negotiate such SNDA). Section 19.02 In the event the holder of any mortgage of the Property shall come into possession of or acquire title to the Property as a result of the enforcement or foreclosure (judicial or non-judicial) of such a mortgage, or by means of the delivery to such party of a deed-in-lieu of foreclosure or as a result of any other means, or in the event that Landlord's estate in such real property is conveyed or passes to a person or entity by operation of law or any other means then in any of said events Tenant shall, at the election and upon the request of such successor owner, attorn to such successor owner as its landlord under this Lease provided, that any such successor owner shall not be (i) liable for any act, omission or default of any prior landlord (including, without limitation, Landlord), provided, however, that nothing herein shall relieve any successor owner from its obligations to maintain and repair the Premises or the Building as required under this Lease; (ii) liable for the return of any monies paid to or on deposit with any prior landlord (including, without limitation, Landlord), except to the extent such monies or deposits are delivered to such Successor Landlord; (iii) subject to any offset, claims or defenses that Tenant might have against any prior landlord (including, without limitation, such successor owner); (iv) bound by any rent which Tenant might have paid in advance for more than the current month to any prior landlord (including, without limitation, Landlord) unless actually received by such successor owner; (v) bound by any covenant to perform or complete any construction in connection with the Property or the Premises or to pay any sums to Tenant in connection therewith; (vi) bound by any waiver or forbearance under, or any amendment, modification, abridgement, cancellation or surrender of, this Lease made without the consent of such successor owner; or (vii) bound by any representation or warranty made by any prior landlord (including, without limitation, Landlord). The foregoing attornment requirement shall be self-operative upon any such request of a successor owner. Tenant agrees, however, upon demand of such successor owner, to execute an instrument in confirmation of the foregoing provisions. ARTICLE 20 Services And Equipment Section 20.01 Landlord shall: (a) Provide non-exclusive operator-less passenger and freight elevator service on Sundays through Saturdays, twenty-four (24) hours per day, including all federal and state holidays ("Holidays"). Holidays shall include Bunker Hill Day and the day after Thanksgiving Day. On Sundays, Holidays and after normal working hours, elevator service may be curtailed for reasons of security, maintenance or repairs, provided, however, one (1) passenger elevator shall be operational at all times. 23

Provide central heating, ventilating and air conditioning services from 8:00 a.m. to 6:00 p.m. Monday through Friday, excluding Holidays, (collectively, "Standard Building Hours"). Tenant controls its heating, ventilating and air conditioning services to the Premises and as such can obtain the same outside of Standard Building Hours, to the extent, with regard to heat, that the Building's central boiler is on. There are currently no "after hours" charges therefor. However, Landlord reserves the right, in the future, to impose an "after hours' charge, which charge will be reasonably related to the excess electrical costs incurred by any after hours usage by Tenant, without mark-up; it is anticipated that the after-hours charges would currently be $37.50 per hour with a four (4) hour minimum. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building heating, ventilating and air-conditioning system(s) or in any other way interferes with its or their ability to perform adequately, supplementary systems may, if and as needed, at Landlord's option, reasonably exercised, be provided by Landlord, at Tenant's expense. Provide building standard cleaning services, as indicated on Schedule D except Saturdays, Sundays and Holidays. Landlord, its cleaning contractor and their respective employees shall have access to the Premises after 6:00 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefor, all light, power, and water in the Premises reasonably required to clean the Premises as required hereunder. Furnish hot and cold water for normal lavatory, drinking and office cleaning purposes. If Tenant requires, uses or consumes water for any other purpose, Tenant agrees that Landlord may install, at Tenant's expense, a meter or meters or other means to measure Tenant's water consumption and to reimburse Landlord for the cost of all water consumed as measured by said meter or meters or as otherwise measured. Maintain and keep in good order and repair the common areas of the Building including without limitation the men's and ladies' toilets within the Building (excluding any private toilets within the Premises). Provide lighting to the public and common areas of the Property. Section 20.02 Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under this Article 20 when the necessity therefor arises by reason of accident, emergency, mechanical breakdown, or when required by any law, order or regulation of any federal, state, county or municipal authority, or for any other cause beyond the reasonable control of Landlord ("Force Majeure"), provided however, that Landlord shall use commercially reasonable efforts to minimize any interference with Tenant's use and occupancy of, or access to, the Premises, provided further that the foregoing shall not require that Landlord have any work performed outside of Standard Business Hours. Landlord also reserves the right to make changes, alterations, additions, improvements, repairs or replacements to the Building, including the Building systems as Landlord deems necessary or desirable (collectively, "Restorative Work"), provided that in no event shall the level of any Building service decrease in any material respect from the level required of Landlord in this Lease as a result thereof (other than temporary changes in the level of such services during the performance of any such Restorative Work). Landlord shall use due diligence to complete all required repairs or other necessary work as quickly as possible so that Tenant's inconvenience resulting therefrom may be for as short a period of time as circumstances will permit. No diminution or abatement of Rent or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension. Notwithstanding anything contained herein to the 24 contrary, in the event of any interruption, curtailment, suspension or stoppage of any service or utility provided by Landlord under this Lease (a "Service Interruption") that is caused by the negligence of Landlord or its agents, employees or contractors, that materially affects Tenant's ability to conduct its business in the Premises and that continues for five (5) consecutive business days, then Base Rent shall thereafter equitably abate, in proportion to the interference with Tenant's business, until the Service Interruption ends. Tenant shall reimburse Landlord for the cost to Landlord of removal from the Premises and the Building of any refuse and rubbish discarded by Tenant other than normal office refuse collected during the cleaning services provided by Landlord. ARTICLE 21 Additional Rent For Increases In Real Estate Taxes Section 21.01 As used in this Article, the words and terms which follow mean the following: "Real Estate Taxes" shall mean the real property taxes and assessments including sewer rates, personal property taxes and all public improvement assessments (whether imposed generally or specially) imposed upon the Property or any part thereof (excluding, however, any interest or penalties imposed in connection therewith) and shall include all expenses, including fees of counsel and experts, reasonably incurred by or reimbursable by, Landlord in connection with any application for a reduction in the assessed valuation for the Property or for a judicial review thereof. There shall be excluded from Real Estate Taxes all income, estate, succession, inheritance and transfer taxes of Landlord, provided, however, if due to a future change in the method of taxation, any franchise, income, profit or other tax shall be levied by any governmental authority against Landlord in substitution in whole or in part for or in lieu of any tax which would otherwise constitute a Real Estate Tax, such franchise, income, profit or other tax shall be deemed to be a Real Estate Tax for the purposes hereof. Section 21.02 In addition to the Base Rent, Tenant agrees to pay, as Additional Rent, an amount equal to Tenant's Share of the excess of Real Estate Taxes due for each tax fiscal year which is subsequent to the Tax Base Year (a "Comparison Year"), over the amount of such Real Estate Taxes due with respect to the Tax Base Year (Tenant's Tax Payment"). On or about the start of each Comparison Year, Landlord shall furnish to Tenant a Statement of the Taxes. If Landlord fails to provide a Statement of Real Estate Taxes on or before the start of a Comparison Year, then Tenant shall pay the amount from the prior year's Statement of Real Estate Taxes until a new Statement of Real Estate Taxes is provided, at which time Tenant shall additionally pay any shortfall. Tenant shall pay an estimation of Tenant's Tax Payment to Landlord, in monthly installments, on the first day of each month during each Comparison Year, an amount equal to 1/12 of the estimation of Tenant's Tax Payment due for each Comparison Year. If there is any increase or decrease in Real Estate Taxes payable for any Comparison Year, whether levied during or after such Comparison Year, Landlord may furnish a revised Statement for such Comparison Year, and Tenant's Tax Payment for such Comparison Year shall be adjusted and, within ten (10) Business Days after delivery of such revised Statement (a) with respect to any increase in Real Estate Taxes payable for such Comparison Year, Tenant shall pay such increase in Tenant's Tax Payment to Landlord, or (b) with respect to any decrease in Real Estate Taxes payable for such Comparison Year, Landlord shall credit such decrease in Tenant's Tax Payment against the next installment of Rent payable by Tenant or, if applicable to the final Comparison Year, shall pay such amount to Tenant within thirty (30) days after the determination of such excess payment 25

Section 21.03 If Real Estate Taxes in the Tax Base Year are affected by any application or proceeding brought by or on behalf of Landlord for reduction in the amount of Real Estate Taxes payable by Landlord, and if, as result of such application or proceeding Real Estate Taxes in any Tax Base Year shall be decreased, Landlord may promptly bill Tenant for any Additional Rent, for any fiscal year reflecting such decrease in Real Estate Taxes in the Tax Base Year. Section 21.04 Any reconciliation amount payable under this Article 21 shall be due and payable within thirty (30) days after Landlord renders a bill therefor. Copies of bills for any Real Estate Taxes shall be sufficient evidence of the amount of Real Estate Taxes and for the purposes of the calculation of the amount of Additional Rent to be paid by Tenant pursuant to this Article 21. The failure of Landlord to render bills for Real Estate Taxes under provisions of this Article shall not prejudice the right of Landlord to thereafter render said bill or bills for such fiscal or calendar year or any subsequent fiscal or calendar year, provided, however, that Landlord shall not be able to collect any sums first billed to Tenant more than one (1) year after the Expiration Date (as the same may be extended hereunder). Any Additional Rent payable pursuant to this Article 21 for any partial year shall be adjusted in proportion to the number of days in such year. The obligation of Tenant with respect to any Additional Rent pursuant to this Article applicable to the last lease year of the Term shall survive the expiration or termination of this Lease. ARTICLE 22 Additional Rent For Increases In Costs Of Operations Section 22.01 As used in this Article, the words and terms which follow mean the following: In the event that the Building is less than 95% leased on average for the Base Year or any Computation Year, the actual Cost of Operation for the Base Year or any Computation Year shall be appropriately adjusted on a line item by line item basis to reflect the estimated Cost of Operation that would have been incurred if the Building were 95% occupied for such Base Year or Computation Year. In addition, If during all or part of the Base Year or any Computation Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute a Cost of Operation) to any leasable portions of the Building for any reason, and/or if the cost of any work or service is paid for by a tenant directly, rather than through the Cost of Operation (including without limitation by any retail tenant in the Building), then, for purposes of computing the Cost of Operation for such period, the amount included in the Cost of Operation for such period shall be increased by an amount equal to the costs and expenses that would have been reasonably incurred by Landlord during such period if Landlord had furnished such item(s) of work or service to such portion of the Building and/or if such tenant had paid for such work or service through the Cost of Operation. "Computation Year" shall mean each calendar year after the Base Year for Costs of Operation in which occurs any part of the term of this Lease. "Cost of Operation" shall mean the aggregate of all costs and expenses paid or incurred by or on behalf of Landlord in connection with the ownership, operation, repair and maintenance of the Real Property. The term "Cost of Operation" shall not include: (i) Real Estate Taxes, franchise taxes or taxes imposed upon or measured by the income or profits of Landlord; 26

(ii) any administrative wages and salaries or any other general and administrative overhead of Landlord, including, but not limited to, rent; (iii) the cost of any item which should, in accordance with generally accepted accounting principles, be capitalized on the books of the Landlord, including any replacements of elevators and heating, ventilating and air-conditioning systems, except as provided in Section 22 02; (iv) to the extent that Tenant pays for electricity for the Premises outside of the Cost of Operation, the cost of any electricity furnished to the Premises or any other space in the Building leased to tenants; (v) the cost of securing tenants, including marketing, brokerage commissions, rent inducements and legal expense, and alterations to tenant spaces and any fit-out in advance of and in expectation of securing a tenant; (vi) legal and accounting fees relating to (A) disputes with tenants, prospective tenants or other occupants of the Building, (B) disputes with purchasers, prospective purchasers, mortgagees or prospective mortgagees of the Building or the Real Property or any part of either, or (C) negotiations of leases, contracts of sale or mortgages; (vii) costs of services provided to other tenants of the Building on a "rent-inclusion" basis which are not provided to Tenant on such basis; (viii) costs that are reimbursed out of insurance, warranty or condemnation proceeds, or which are reimbursable by Tenant or other tenants other than pursuant to an expense escalation clause; (ix) costs in the nature of penalties or fines; (x) costs for services, supplies or repairs paid to any related entity in excess of costs that would be payable in an "arm's length" or unrelated situation for comparable services, supplies or repair. The cost of any special work or service performed for any tenant (including Tenant) whether or not at the cost of such Tenant; (xi) fines or penalties imposed by reason of Landlord's failure to comply with any environmental law, statute, ordinance or regulation; (xii) debt service; (xiii) to the extent that Tenant pays, for the Premises, any cost other than through the Cost of Operation, then that cost for other leased or leasable portions of the Building shall be excluded; (xiv) the cost of any additions, changes, replacements, painting, decorating, renovations and other items that are made solely in order to prepare tenant space for a new tenant's occupancy; 27

(xv) the cost of removing or remediating Hazardous Materials from the Property; (xvi) the cost of acquiring sculptures, paintings and other objects of art that have intrinsic value as "works of art"; (xvii) the cost of advertising or promotion for the Property or any part thereof or any operations at the Property; (xviii) depreciation of the Property or any part thereof; (xix) lease payments for rental equipment that would constitute a major capital expenditure if the equipment were purchased, but only to the extent that the capital expenditure itself would be excluded from Expenses if the equipment were purchased; and (xx) any costs incurred with respect to any retail portions of the Building, to the extent greater, on a per square foot basis, than the same costs for the non-retail portions of the Building. (d) "Escalation Statement" shall mean a written statement setting forth the amount due from Tenant for a specified Computation Year pursuant to this Article 22. Section 22.02 If Landlord shall purchase any item of capital equipment or make any capital expenditure (i) for the purpose of complying with Requirements arising after the date hereof or for the purpose of reducing the Cost of Operation (if reasonably determined by Landlord based on engineering estimates of the reduced cost), or (ii) in the ordinary prudent operation and maintenance of the Building, then the cost of such capital equipment or capital expenditure shall be included in the Cost of Operation beginning with the year in which such expense is incurred. The amount of such capital equipment or capital expenditure to be included in each year's Cost of Operation shall be the portion of the cost of such capital equipment or capital expenditure amortized on a straight line basis over the estimated useful life as reasonably determined by Landlord (in accordance with generally accepted accounting principles, to the extent that the same address useful lives), plus an interest factor equal to the interest at the rate of 9% per annum. If Landlord shall lease any such item of capital equipment, then the annual amount paid by Landlord on account of such lease shall be included in the Cost of Operation, if the cost of such equipment, if purchased, would be includable in the Cost of Operation-Section 22.03 If the Cost of Operation for any Computation Year shall be greater than the Cost of Operation for the Base Year, Tenant shall pay to Landlord as Additional Rent for the Premises for such Computation Year, an amount equal to the product obtained by multiplying such increase by Tenant's Share ("Tenant's Operating Payment"). Section 22.04 In order to provide for current payments which may be due pursuant to this Article, Tenant agrees to make such payments in twelve (12) approximately equal monthly installments, each due on the first day of each month, which installments shall aggregate the total amount due for such Computation Year. Until Landlord has furnished an Escalation Statement as provided in Section 22.05, such monthly installments shall be based upon Landlord's reasonable estimate of the increased Cost of Operation for such Computation Year, 28 with appropriate adjustments made as soon as the Escalation Statement has been prepared. Landlord's estimate may be based upon the increase, if any, of the Cost of Operation for the previous Computation Year over the year before such Computation Year or upon any other reasonable estimate of the Cost of Operation or any component thereof. Landlord shall have the right to revise such estimate from time to time and at any time to reflect unusual or unforeseen expenses or changes in costs. Section 22.05 Within one hundred twenty (120) days after the end of each Computation Year, Landlord shall furnish to Tenant a year-end Escalation Statement relating to such Computation Year, and Tenant shall pay the amount shown on said statement within thirty (30) days of receipt of such or, if Tenant has overpaid such Additional Rent, Landlord shall make a refund to Tenant. Payments shall be made pursuant to this Article 22 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the termination of this Lease, provided, however, that Tenant shall not be obligated to pay Landlord any amounts first billed to Tenant more than one hundred eighty (180) days after the expiration of the calendar year in which the Expiration Date occurs. Such statement will be final and binding upon Tenant unless Tenant objects to it in writing to Landlord within ninety (90) days after delivery to Tenant. Acceptance or resolution of the first such statement which Tenant has audited under Section 22.06 below shall constitute acceptance of the Cost of Operation amount for the Base Year. Section 22.06 When requested by Tenant and provided that such request is made in writing within ninety (90) days following the receipt by it of any Escalation Statement, and further provided that Tenant is not in default of its obligations pursuant to this Lease beyond applicable notice and cure periods, Landlord will: (i) furnish to Tenant such additional information as may be reasonably necessary for the verification of such Escalation Statement and of Landlord's calculation as set forth in Section 22.03 and; (ii) permit the pertinent records to be examined by Tenant or its independent certified public accountants, at no cost to Landlord. In no event shall Tenant employ or be assisted by anyone who is compensated on a contingent fee basis in connection with any such verification. Tenant shall provide Landlord within thirty (30) days of the receipt or preparation of an audit report, with a copy of such audit report. If it is finally determined or mutually agreed that Landlord has overstated Tenant's Share of the Cost of Operation, Landlord shall credit the amount of such overstatement against the monthly installments of Additional Rent next due under this Lease (or refund such amount to Tenant if the Term has ended and Tenant has no further obligations to Landlord under this Lease). If Tenant's Share of the Cost of Operation are overstated by more than 4%, then Landlord shall reimburse Tenant for all reasonable out-of-pocket costs and expenses incurred in connection with such audit. Such examination and the results thereof shall be confidential and may not be disclosed to any individual or entity without the express written consent of Landlord except to such persons performing the audit, Tenant's legal advisors, as required under applicable law and pursuant to any judicial, administrative or alternative dispute resolution proceedings. Any disclosure without such consent shall be deemed a material default of the terms of this Lease. It is expressly understood that Landlord shall be under no duty to preserve any such records, or any data or material related thereto, for more than three (3) years after the end of each Computation Year. Section 22.07 In no event shall any decrease in the Costs of Operation result in any decrease in or off set against Base Rent. Any dispute regarding Additional Rent pursuant to this Article shall be resolved by arbitration as provided in Article 32. 29

ARTICLE 23 Electric Services Section 23.01 Landlord will furnish electricity to the Premises through presently installed separate meters for Tenant's reasonable use for lighting, electrical appliances and equipment. Tenant shall pay, as Additional Rent, all amounts due with respect to Tenant's electrical usage and consumption at the Premises during the Term and renewal term, as applicable, directly to the utility provider. Section 23.02 Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason not attributable to Landlord. Landlord shall furnish and install all lighting tubes, lamps, bulbs and ballasts required in the Premises, at Tenant's expense Section 23.03 If any tax is imposed upon Landlord with respect to electrical energy, Tenant shall pay Additional Rent as Tenant's Share of such tax. It is understood and agreed that Landlord is not selling electricity to Tenant nor is Tenant purchasing electricity from Landlord. ARTICLE 24 Broker Tenant represents that it has dealt with no real estate broker other than the Broker in connection with this Lease and that no other broker brought this leasing opportunity to its attention. Tenant shall indemnify Landlord and hold Landlord harmless from any and ail claims, successful or not for brokerage commissions by any other broker that Tenant dealt with in connection with this leasing opportunity including, without limitation, reasonable legal fees and disbursements. Landlord shall be responsible for the payment of any brokerage fees or commissions due to Broker pursuant to a separate agreement. Landlord represents that it has dealt with no real estate broker other than the Broker in connection with this Lease and that no other broker brought this leasing opportunity to its attention. Landlord shall indemnify Tenant and hold Tenant harmless from any and all claims, successful or not for brokerage commissions by any other broker that Landlord dealt with in connection with this leasing opportunity including, without limitation, reasonable legal fees and disbursements. ARTICLE 25 Estoppel Certificate Landlord and Tenant each hereby agree, at any time, and from time to time, upon not less than ten (10) Business Days' prior Notice by the other party, to execute, acknowledge and deliver the other party, a commercially reasonable statement in writing (the "Estoppel") addressed to Tenant, Landlord or any mortgagee or prospective mortgagee, as the case may be, (a) stating the Commencement Date, the Rent Commencement Date and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the date to which the Base Rent and any Additional Rent have been paid, together with the amount of monthly Base Rent and Additional, Rent then payable, (c) stating whether or not, to the best of Landlord's or Tenant's knowledge, as the case may be, Landlord or Tenant, as the case may be, is in default under this Lease, and, if Landlord or Tenant, as the case may be, is in default, setting forth the specific nature of all such defaults, (d) stating the amount of the Security Deposit, if any, under this Lease, (e) stating whether there are any subleases or assignments affecting the Premises, 30

(f) stating the address of Landlord or Tenant, as the case may be, to which all notices and communications under the Lease shall be sent, and (g) responding to any other matters reasonably requested by the requesting party. The Estoppel shall be in the form attached hereto as Schedule G or such other reasonable form as Landlord or Tenant shall provide. Tenant acknowledges that any statement delivered pursuant to this Section 25 may be relied upon by any purchaser or subsequent owner of the Real Property or the Building, or all or any portion of Landlord's interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, or assignee thereof or by any Lessor, or assignee thereof. ARTICLE 26 Surrender Of Premises Section 26.01 Upon termination of this Lease (whether by expiration of the Term herein provided or for any other reason), Tenant shall quit and surrender the Premises in good order and condition, broom clean, except for ordinary wear and tear and damage by fire or other casualty, the elements and any cause beyond Tenant's control, and Tenant shall remove all its property therefrom, except as otherwise provided in this Lease. Tenant shall remove all Alterations designated by Landlord to be removed in accordance with Section 6.01 hereof and shall restore the Premises to the condition existing prior to the installation of such Alterations. Section 26.02 Tenant shall reimburse, indemnify and hold Landlord harmless from any loss, cost or expense, including reasonable attorney's fees, resulting from Tenant's failure or refusal to vacate the Premises in a timely fashion. In addition, Tenant agrees to pay for use and occupancy of the Premises after termination of this Lease at a rate equal to 150% of the Rent payable immediately prior to such termination. The parties agree that there shall be no presumption that the last Rent Tenant was obligated to pay shall be the fair market rent. No such payment shall, however, serve to renew or extend the Term. The provisions of this Article shall survive the expiration or termination of this Lease. ARTICLE 27 Environmental Hazards Section 27.01 Neither Landlord nor Tenant shall cause or permit any "Hazardous Substances" (as hereinafter defined) to be used, stored, generated or disposed of in, on or about the Land, Building or Premises by either of them, their agents, employees, servants, licensees, contractors, or invitees, except for such Hazardous Substances as are normally utilized in connection with the use permitted by this Lease and are necessary to conducting business and then only in strict compliance with all applicable "Environmental Laws" (as hereinafter defined). Any such Hazardous Substances permitted on the Premises, and all containers therefor, shall be used, kept, stored and disposed of in a manner that complies with all Environmental Laws. Each party shall indemnify and hold the other harmless from any and all claims, damages, fines, judgments, penalties, costs, expenses or liabilities (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the Term from or in connection with the prohibited use, storage, generation or disposal of Hazardous Substances in, on or about the Land, Building or Premises by either of them, their Tenant's agents, employees, contractors or invitees. Notwithstanding anything herein to the contrary, Tenant shall have no liability for any Hazardous Substances existing in, on or under the Land, the Building or the Premises on or prior to the Commencement Date. Section 27.02 Each of Landlord and Tenant agrees that if it or anyone claiming under it shall generate, store, release, spill, dispose of or transfer to the Premises or Property any Hazardous Substances, it shall forthwith remove the same, at its sole cost and expense, in the 3]

manner provided by all applicable Environmental Laws (as hereinafter defined), regardless of when such Hazardous Substances shall be discovered. Furthermore, each of Landlord or Tenant, as the case may be, shall pay any fines, penalties, or other assessments imposed by any governmental agency with respect to Landlord's or Tenant's handling, treatment, transportation, storage, disposal or use of any such Hazardous Substances in violation of Environmental Laws and shall forthwith repair and restore any portion of the Premises or Property which it shall disturb in so removing any such Hazardous Substances to the condition which existed prior to the disturbance thereof. Section 27.03 Tenant agrees to deliver promptly to Landlord any written notices, orders, or similar documents received from any governmental agency or official concerning any violation of any Environmental Laws or with respect to any Hazardous Substances affecting the Premises or Property. In addition, Tenant shall, within ten (10) Business Days of receipt, accurately complete any questionnaires from Landlord or other informational requests relating to Tenant's use, generation, storage and/or disposal of Hazardous Substances at, to, or from the Premises. Section 27.04 As used herein, "Hazardous Substances" means any substance which is toxic, ignitable, reactive or corrosive or which is regulated by "Environmental Laws." The term "Environmental Laws" means federal, state and local laws and regulations, judgments, orders and permits governing safety and health and the protection of the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., the Clean Water Act, 33 U.S.C. 1251 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., the Toxic Substance Control Act, 15 U.S.C. 2601 et seq., and the Safe Drinking Water Act, 42 U.S.C. 300f through 300j, alt as amended. "Hazardous Substances" includes any and all materials or substances which are defined as "hazardous waste," "extremely hazardous waste" or a "hazardous substance" pursuant to state, federal or local governmental law. Hazardous Substances also includes asbestos, polychlorinated biphenyls ("PCBs") and petroleum products. ARTICLE 28 Notices Any notice, demand, consent, or approval (a "Notice") required by this Lease shall be in writing and shall be deemed delivered when personally delivered, sent by facsimile with receipt acknowledged, when delivered by any nationally recognized overnight carrier that routinely issues delivery receipts, or three (3) business days after being deposited in any depository regularly maintained by the United States post office, postage prepaid, certified mail, return receipt requested, or, in each case when delivery is rejected or refused, to the addresses set forth in Article 1. Either party may add additional addresses or facsimile numbers or change its address or facsimile number for purposes of receiving Notices by providing the other party at least ten (10) days prior Notice of such change or addition. Tenant's billing contact is ap@carbonblack.com. ARTICLE 29 Inability To Perform Except to the extent otherwise expressly set forth in this Lease, this Lease and the obligation of Tenant to pay Rent and perform and comply with all of the other covenants and agreements hereunder on the part of Tenant to be performed and complied with shall in no way be affected, impaired or excused because of Landlord's delay or failure to perform or comply with any of the provisions hereunder on the part of Landlord to be performed or complied with, 32 nor because Landlord is unable to fulfill any of its obligations under this Lease, or to supply or is delayed in supplying any service expressly or impliedly to be supplied, or is unable to make or is delayed in making any repair, additions, alterations or decorations, or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any other cause whatsoever beyond the control of Landlord, including governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any governmental authority or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. Landlord shall use commercially reasonable efforts to correct and/or resolve any condition identified in this Section 29. ARTICLE 30 Condition of the Premises; Allowance Tenant has inspected the Premises and agrees (a) to accept possession of the Premises in the condition existing on the Commencement Date "as is" and (b) Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to prepare the Premises for Tenant's occupancy. Tenant's occupancy of any part of the Premises shall be conclusive evidence, as against Tenant, that Landlord has Substantially Completed any work to be performed by Landlord under this Lease, Tenant has accepted possession of the Premises in its then current condition and at the time such possession was taken, the Premises and the Building were in a good and satisfactory condition as required by this Lease. Tenant shall perform such leasehold improvements in the Premises as it requires (the "Tenant Work"). The Tenant Work shall be subject to the provisions of Article 6 hereof. Landlord shall provide an allowance in the amount of $72,700.00 (the Tl Allowance") to be used by Tenant toward the cost of the design and construction of the Tenant Work. The Tl Allowance may not be used for personal property or moving expenses. The Tl Allowance shall be advanced to Tenant on a monthly basis, as costs are incurred, within thirty (30) days after receipt of requisitions from Tenant, which requisitions shall include contractor invoices, architects' certificates for payment, lien waivers through the prior advance, and such other items as Landlord shall reasonably require. Landlord shall not be required to advance any portion of the Tl Allowance for any work that is performed later than one (1) year after the date of this Lease, or for which Landlord receives a requisition later than thirteen (13) months after the date of this Lease, in no event shall Tenant be entitled to any cash payment, nor any credit against Rent due under this Lease, in the event that the entire Tl Allowance is not utilized. Within thirty (30) days after completion of the Tenant Work, Tenant shall provide Landlord with "as-built" drawings of the Tenant Work ARTICLE 31 Security Deposit Upon execution hereof, Tenant has deposited with Landlord a security deposit equal to three (3) months of average Base Rent (the "Security Deposit") for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease beyond applicable notice and cure periods, Landlord may draw on such Security Deposit to the extent required for the payment of Rent or any other sum as to which Tenant is in default, beyond applicable notice and cure periods, or any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants or conditions of this Lease beyond applicable notice and cure periods In the event that Landlord 33 does draw on the Security Deposit, Tenant shall within ten (10) days of receiving Notice from Landlord, replenish the Security Deposit by the amount Landlord withdrew therefrom and failure to do so within such ten (10) day period shall constitute a default under this Lease. In the event of a sale of the Property, Landlord shall transfer the Security Deposit to the new landlord, and upon such transfer of the Security Deposit Landlord shall have no further liability for the Security Deposit. In the event that, as of the 3rd anniversary of the Rent Commencement Date, (i) no monetary default under this Lease, beyond applicable cure periods, has occurred, even if subsequently cured, and (ii) no non-monetary default, beyond applicable cure periods, then exists, then the amount of the Security Deposit shall be reduced to $55,736.67. ARTICLE 32 Arbitration Section 32.01 The parties have not agreed to arbitrate all disputes arising pursuant to this Lease but rather only those matters where arbitration is expressly provided for in this Lease. Any party who fails to submit to binding arbitration following a lawful demand by the other party shall bear all costs and expenses, including reasonable attorneys' fees, incurred by the other party in obtaining a stay of any pending judicial proceeding concerning a dispute, which by the terms of this Lease has been properly submitted to mandatory arbitration, or compelling arbitration of any such dispute, or both. Otherwise, each party shall bear its own attorneys' fees in any arbitration. The party requesting arbitration shall do so by giving Notice to that effect to the other party, specifying in said Notice the nature of the dispute. All such arbitration hearings shall be held in the City of Boston, Massachusetts, and determined by an independent single arbitrator on an expedited basis pursuant to the Commercial Arbitration Rules, then in effect, of the American Arbitration Association. The qualification of any arbitrator shall be as follows: a real estate broker with at least ten (10) years' experience in office leasing in Boston, Massachusetts; a partner in a national accounting firm's Boston, Massachusetts office, or a lawyer specializing in real estate matters, each with at least ten (10) years' experience in the Boston, Massachusetts area. Section 32.02 The arbitrator shall resolve all disputes in accordance with the substantive law of the Commonwealth of Massachusetts. The arbitrator shall have no authority nor jurisdiction to award any damages or any other remedies beyond those which could have been awarded in a court of law if the parties had litigated the claims instead of arbitrating them. The parties shall not assert any claim for consequential or punitive damages, nor shall the arbitrator have the power to impose such damages except to the extent such awards are specifically authorized by statute. The arbitrator will not have the authority to modify the provisions of this Lease. Neither provision of nor the exercise of any rights under this Article shall limit the right of Landlord to evict Tenant, or obtain provisional or ancillary remedies such as an injunction, receivership, attachment or garnishment for breach of the provisions of this Lease. Any arbitration proceeding may proceed in the absence of any party who, after notice, fails to be present at such arbitration. In such event, an award may be made based solely upon the evidence submitted by the party who is present The arbitrator will render a decision and award in writing within thirty (30) days after such proceeding is concluded, and will deliver counterpart copies of the decision and award to each of the parties. Unless otherwise agreed in writing by the parties or unless this Lease has been terminated, during the pendency of this arbitration, the parties will continue to comply with all the terms and provisions of this Lease which are not the subject of the arbitration proceeding. This agreement to arbitrate will be specially enforceable by either party The decision or award rendered by the arbitrator will be final, non-appealable, 34 and binding upon the parties. Judgment may be entered upon it in accordance with applicable Massachusetts law in a court of competent jurisdiction. ARTICLE 33 Miscellaneous Section 33.01 Intentionally Omitted. Section 33.02 The failure of either party to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or any of the Rules shall not prevent a subsequent act which would have originally constituted a violation, from having all the force and effect of an original violation. No provision of this Lease shall be deemed to have been waived by either party, unless such waiver be in writing. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease. No act by Landlord or its agent shall be deemed an acceptance of a surrender of the Premises or an agreement to accept such surrender unless in writing and signed by Landlord, other than in connection with the expiration of this Lease. No employee of Landlord or its agent shall have any power to accept the keys to the Premises and the delivery of the keys shall not operate as a termination of this Lease or surrender of the Premises. The parties acknowledge that the provisions of this Section 33.02 are an essential and material part of this Lease. Section 33.03 This Lease with the schedules annexed hereto contains the entire agreement between Landlord and Tenant, and all prior negotiations and agreements between the parties are merged into this Lease. No agreement hereafter made between Landlord and Tenant shall be effective to, modify any provision of this Lease unless such agreement is in writing and signed by the party against whom enforcement is sought. Section 33.04 If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and the balance of the terms and provisions of this Lease shall be valid and enforceable to the fullest extent either provided hereunder or as permitted by law. If any interest rates or fees charged to Tenant under the circumstances then prevailing shall not be lawful, then such rates or fees shall be reduced to the maximum lawful rate. Section 33.05 The captions of articles in this Lease are inserted only as a matter of convenience and for reference and they in no way define, limit or describe the scope of this Lease or the intent of any provision thereof. Section 33.06 Landlord and Tenant waive the right to a trial by jury in any action, counterclaim, proceeding or litigation arising out of, under or in connection with, or related to, the subject matter of this Lease. This waiver is knowingly, intentionally, and voluntarily made by Tenant and Tenant acknowledges that neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. Tenant further acknowledges that it has been represented (or has had the opportunity to be represented) in the negotiation and execution of this Lease and in the 35 making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel. Section 33.07 Landlord or Landlord's agents have made no representations or promises with respect to the Premises or the Property except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Section 33.08 This Lease is offered to Tenant for signature with the express understanding that it shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant have executed and delivered a fully executed copy to each other. Section 33.09 This Agreement is to be governed by and construed under the laws of the Commonwealth of Massachusetts. Section 33.10 With the exception of Tenant's obligations set forth in Section 26.02 hereof, in no event shall Landlord or Tenant be liable for any consequential, special, punitive or indirect loss or damage which Tenant or Landlord may incur or suffer in connection with this Lease or any services or duties to be performed or provided pursuant hereto. Section 33.11 Except as may be specifically otherwise provided in this Lease, reference in this Lease to "approval," "consent", "judgment" and "satisfactory" shall not be interpreted as justifying arbitrary rejection, but rather shall connote a reasonable application of judgment taking into account long-term leasing practices and commercial customs relating to major real estate transactions involving institutional financing. Section 33.12 Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the Property (including any net proceeds received by Landlord upon sale of the Property), subject to the rights of any prior mortgagee, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord, and no other assets of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies. Section 33.13 Wherever used in this Lease, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the word "Lease" shall mean this Lease and any schedules or supplements hereto. Whether or not specifically stated in any provision of this Lease, reference therein to (i) any law, statute, ordinance, code, rule, regulation or the like shall mean and include any and all modifications, amendments and replacements thereof, (ii) the phrase "including" shall mean "including, without limitation" and (iii) any right of Landlord shall mean, unless expressly provided therein to the contrary, such right without any corresponding obligation. No inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion of this Lease. Section 33.14 The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of the parties hereto and their respective heirs: legal representatives, successors and, except as otherwise provided herein, their assigns. Tenant shall be responsible to ensure that all officers, employees, customers, visitors, salesmen, agents, invitees, licensees, contractors and all other persons present at the Property through Tenant shall comply with the provisions of this Lease and the Rules. 36

Section 33.15 The term "Tenant" shall mean Tenant and any subsequent holder or holders of this Lease; and pronouns of any gender shall include the other gender; and either the singular or plural shall include the other. The term "Landlord" wherever used in this Lease shall be limited to mean and include only the owner or owners at the time in question of the Building or a mortgagee in possession, so that in the event of any sale, assignment or transfer of the Building or of such underlying lease, such assigning owner, tenant under the underlying lease or mortgagee in possession shall thereupon be released and discharged from all covenants, conditions and agreements of Landlord hereunder that accrue after the date of the sale, assignment or transfer, but such covenants, conditions and agreements shall be binding for the time being upon each new owner, tenant under the underlying lease or mortgagee in possession of the Building, until again sold, assigned or transferred. Section 33.16 The terms and conditions of this Lease, including all Schedules, shall be kept confidential by both parties and shall not be disclosed to any third parties, except on a "need to know" basis or as may be required by law, without the prior written consent of Landlord. The provisions of this Section 33.16 shall also apply to any so-called "lease audit" and any settlement arising therefrom. As a condition for Landlord to provide any information to or cooperate with any lease auditing firm or any accountants or attorneys engaged by Tenant to review the rents or other charges payable pursuant to this Lease, such agents shall be required to execute a confidentiality agreement prohibiting such agents from sharing any of the information or results of any such audit with any other party and specifically any other tenants of the Building or any other office building on the Property. Section 33.17 Upon Notice from Landlord, which may not be given more than once each calendar year, Tenant shall provide, within fifteen (15) business days, financial statements prepared by its regularly retained certified public accountant. In any event that Tenant does not have such financial statements generally prepared, Tenant shall provide financial statements prepared in accordance with generally accepted accounting principles consistently applied and certified by its chief financial officer. Section 33.19 Tenant shall not record this Lease but will, at the request of Landlord, execute a memorandum or notice thereof in recordable form satisfactory to both the Landlord and Tenant specifying the date of commencement and expiration of the term of this Lease and other information required by statute. Either Landlord or Tenant may then record said memorandum or notice of lease. Section 33.20 If Landlord's mortgagee requires modifications of the terms of this Lease, Tenant shall not unreasonably withhold approval of an amendment to this Lease that incorporates such modifications, provided the same do not materially adversely affect Tenant's rights or obligations under this Lease, including without limitation that there shall be no rent increase. Section 33.21 If any excavation or construction is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation or construction license to enter upon the Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports, without any claim for damages or indemnity or abatement of rent, or of a constructive or actual eviction of Tenant. Landlord will use commercially reasonable efforts to minimize any interference with Tenant's business as a result of this Section 33.21. 37

Section 33.22 Landlord shall, at its cost, include Tenant's name on the lobby directory. Tenant shall be responsible for suite signage, which shall be subject to Landlord's approval, which approval shall not be unreasonably withheld. ARTICLE 34 Right of First Offer Provided that this Lease is in full force and effect and Tenant is not in default hereunder, Tenant shall have a one-time right of first offer on any space on the 3rd floor of the Building that is contiguous to the Premises in accordance with this Article 34. In the event that any space on the 3rd floor of the Building that is leased as of the date of this Lease, or any space on the 3rd floor of the Building that if vacant as of the date of this Lease subsequently becomes leased, and such space is Available for Lease, Landlord shall, before leasing such space ("ROFO Space") to any party other than the then tenant of the space, shall notify Tenant in writing, which notice (a "ROFO Notice") shall contain all of the material conditions under which Landlord is prepared to lease the ROFO Space to Tenant. Tenant shall have fifteen (15) Business Days from receipt of a ROFO Notice, time being of the essence, to advise Landlord, in writing, that it has elected to lease such ROFO Space. If Tenant so notifies Landlord, then Landlord and Tenant shall enter into an amendment of this Lease that incorporates the ROFO Space in question into the Premises, on the terms and conditions set forth in ROFO Notice, if Tenant fails to timely exercise its right of first offer, then it shall have no further rights under this Article 34 as to that ROFO Space. If Tenant exercises on a timely basis but thereafter fails to execute and deliver to Landlord the amendment to this Lease within fifteen (15) days after receipt from Landlord, then at Landlord's option, Tenant's exercise shall be void and Tenant shall thereupon have no further rights under this Article 34 with respect to that ROFO Space. Space shall be deemed "Available for Lease" if that space becomes vacant or is scheduled to become vacant in the next twelve (12) months, at any time during the term of this Lease. Space shall not be deemed to be Available for Lease if the existing tenant thereof wishes to remain in such space, pursuant to the exercise of a renewal option, but not otherwise. [Signatures on Next Page] 38

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the date first above written. CARBON BLACK, INC. 201 SOUTH STREET OWNER, LLC By: /s/

SCHEDULE A 201-207 SOUTH STREET THE LAND I9S-201 South Street and SO Utica Street. Boston Porcel 1 A certain parcel of registered land situated in Boston, in the County of Suffolk and Commonwealth of MA, bounded and described as follows: Southeasterly by South Street, thirty and 79/100 (30.79) feet; Southwesterly by land now or formerly of Renton Whidden the line running in part through a partition wall, sixty and 76/100 (60,76) foot; Southeasterly by said Whidden land, nine and 6/100 (9.06) feet; Southwesterly by a passageway, thirty-seven and 6/100 (37.06) feet; Northwesterly by land now or formerly of Helen S. Hunt, the line miming in part through the middle of a partition wall, fifty-five and 22/100 (55.22) feet; Northwesterly by Utica Place, thirty -seven and 88/100 (37.88) feet; Southeasterly by land now or formerly of John Lawrence et al Trustees, the line running through the middle of a pany wall, fourteen and 967100 (14.96) feet and; Northeasterly by said Lawrence et al Trustees land, the line running through the middle of the party wall, fifty-eight and 01/100 (58.01) feet All of said boundaries are determined by the Court to be located as shown on two plans drawn by S.L, Leftovith, Surveyor, dated July 14,1915, and April A, 1915 as modified and approved by the Conn, fded in the Land Registration Office as Plan Nos. 5527-A and ^659-A. copies of a portion of which are filed with certificates of title No. 7546 nndNo. 8293, respectively. Together with the right to use the passageway as shown on said plans and said Utica Place in common with other entitled thereto, for any purposes for which streets are commonly used in the City of Boston. Together with the benefit of rights with related to the brick wall set forili In an agreement by and between John Lawrence et al, Trustees and Frederick J. Woyand, dated August 25,1915 and duly recorded with the Suffolk County Registry of Deeds in Book 3903. Pnao 186.

SCHEDULE B 201-207 SOUTH STREET PREMISES [attached hereto]

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SCHEDULE C 201-207 SOUTH STREET BUILDING RULES Rules and Regulations for Tenants Tenant agrees to observe the rights reserved to Landlord in the Lease and agrees, for itself, its employees, agents, Tenants, customers, invitees and guests, to comply with the following rules and regulations and with such reasonable modifications thereof and additions thereto as Landlord may make, from time to time, for the Building, provided that Tenant has received written notice of such additions. Any sign, lettering, curtain, picture, notice, or advertisement within the Premises (including, but not limited to Tenant identification signs on doors to the Premises) which is visible outside of the Premises shall be installed at Tenant's cost and in such manner, character and style as Landlord may approve in writing, which consent shall not be unreasonably withheld, conditioned or delayed. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in any position so as to be visible from outside the Building or from any atrium or lobbies of the Building. Tenant shall not use the name of the Building (except as a part of Tenant's address at the Premises) or use pictures or illustrations of the Building in advertising or other publicity, without prior written consent of Landlord. Tenant, its customers, invitees, licensees, and guests shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building. Tenant shall not place objects against glass partition or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building, and will promptly remove the same upon Notice from Landlord. Tenant shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electrical or electronic devices or other devices that emit sound waves or are dangerous to other tenants and occupants of the Building or that would unreasonably interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, or with the operation of roads or highways in the vicinity of the Building and shall not place or install any projections, antennae, aerials or similar devices inside or outside of the Premises. 5. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily embraced within Tenant's use of the Premises as specified in its lease.

Tenant shall not waste electricity or water and agrees to reasonably cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning. Tenant shall keep public corridor doors closed. Door keys for doors in the Premises will be furnished at the commencement of the Lease by Landlord. Tenant shall not affix additional locks on doors and shall purchase duplicate keys only from Landlord. When the Lease is terminated, Tenant shall return all keys to Landlord and will provide to Landlord the means of opening any safes, cabinets or vaults left in the Premises. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured. Peddlers, solicitors and beggars shall be reported to the office of the Building or as Landlord otherwise requests-Tenant shall not install nor operate machinery or any mechanical devises of a nature not directly related to Tenant's ordinary use of the Premises without the written permission of Landlord. No person or contractor not employed by Landlord shall be used to perform window washing cleaning, decorating, repair or other work in the Premises, unless Tenant has received prior approval from Landlord and all necessary insurance is provided to landlord prior to work commencement. Tenant may not and Tenant shall not permit or suffer anyone to: Cook in the Premises (other than microwave cooking for employees only); Place vending or dispensing machines of any kind in or about the Premises; or At any time sell, purchase, or give away, or permit the sale, purchase or gift of, food in any form. Tenant shall not: C-2

 a) Use the Premises for lodging, manufacturing or for any illegal purposes, or for any of the following purposes: : (i) massage parlor, tattoo parlor, adult bookstore, adult entertainment facility, a so-called "head" shop, off-track betting, gambling, gaming or check cashing facility; (ii) amusement park, carnival, banquet facility, dance hall, disco, nightclub, video game, virtual reality or laser tag room or facility, pool hall or arcade; (iii) any facility related to the occult sciences, such as palm readers, astrologers, fortune tellers, tea leaf readers or prophets; or (iv) any use which constitutes a public or private nuisance or produces objectionable noise or vibration. b) Use the Premises to engage in the manufacture or sale of, or permit the use of any spirituous, fermented, intoxicating or alcoholic beverages on the Premises; or c) Use the Premises to engage in the manufacture or sale of, or permit the use of any illegal drugs on the Premises. 14. In no event shall any person bring into the Building inflammables such as gasoline, kerosene, naphtha and benzene or explosives or firearms or any other article of intrinsically dangerous nature. If by reason of the failure of Tenant to comply with the provisions of this paragraph any insurance premium payable by Landlord for all or any part of the Building shall at any time be increased above normal insurance premiums for insurance not covering the items aforesaid. Landlord shall have the option to either terminate the Lease or to require Tenant to make immediate payment for the whole of the increased insurance premium. 15. Tenant shall comply with ail applicable federal, state and municipal laws, ordinances and regulations and building rules, and shall not directly or indirectly make any use of the Premises which may be prohibited thereby or which shall be dangerous to person or property or shall increase the cost of insurance or require additional insurance coverage. 16. If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, the same shall be made at the expense of Tenant, with approval and under direction or Landlord. 17. Bicycles shall not be permitted in the Building in other than Landlord-designated locations. 18. Tenant shall reasonably cooperate and participate in all security programs affecting the Building. C-3

 19. In the event Landlord allows one or more tenants in the Building to do any act prohibited herein, Landlord shall not be precluded from denying any other tenant the right to do any such act. 20. Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, leave or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building. No animals or birds shall be brought or kept in or about the Building (other than for the assistance of special needs individuals). 21. Landlord shail have the right to prohibit any advertising by Tenant which mentions the Building and which in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability for offices, and, upon written notice from Landlord, Tenant will refrain from or discontinue such advertising. 22. Tenant shall not mark, paint or drill into, or in any way deface any part of the Building or the Premises. No boring, driving of nails or screws, cutting or stringing wires shall be permitted, except with the prior written consent of Landlord and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering in the Premises except with the prior approval of Landlord. The use of cement or other similar adhesive material is expressly prohibited. 23. Landlord shall have the right to limit or control the number and format of listings on the main Building directory, provided, however, that Tenant shall at all times be listed thereon. 24. Tenant's use of delivery areas, loading areas and freight elevators shall be scheduled in advance with Landlord and shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. 25. Entry and exiting to and from the Building and use of all roads, driveways and walkways to the Building shall be subject to such traffic and use rules and regulations as Landlord may promulgate and provide to Tenant from time to time. 26. Tenant shall not place a load upon any floor of the Building exceeding the lesser of the floor load which such floor was designed to carry or that allowed by law. 27. Normal Business Operating Hours are 8:00 AM to 6:00 PM Monday through Friday, excluding Holidays (as defined in the Lease) (and the applicable weekday when any such day occurs on a weekend day) C-4

 28. Intentionally Omitted. 29. Landlord reserves the right to establish, modify and enforce parking rules and regulations. 30. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant. 31. Movement in or out of the Building for the purposes of construction, furniture/office equipment deliveries, or dispatch/receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. All such activities must be performed during non-business hours. Business hours are 8am-6pm, Monday -Friday and 8am-1pm Saturdays. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant. 32. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord. 33. Landlord will not be responsible for lost or stolen personal property, money or jewelry from Tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not. 34. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like. 35. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or Building manager. 36. Tenant shall not permit its employees, invitees or guests to smoke cigarettes or any other lit product, or any e cigarette or any other vapor or smokeless cigarette or product in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building, or permit its employees, invitees, or guests to loiter at the Building entrances for the purpose of smoking cigarettes or any other lit product, or any e cigarette or any other vapor or smokeless cigarette or product. Landlord may, but shall not be required to, designate an area for smoking outside the Building and more than five feet from any entrance/exit to the building. C-5

Specific Requirements for Contractors Business Hours: Normal Business hours are 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday. 1. The following work must be done outside of normal business hours unless otherwise consented to in writing by Landlord: • Demolition above and below occupied space which may cause disruption to other tenants in the building on other floors. • Coring for electrical/telephone floor outlets above occupied space. • Oil based or "Polymyx" painting on occupied multi-tenant floors (latex paint work allowed). • Any work performed outside of project site. • Shooting of studs into deck for mechanical fastening devices (allowed until 8:00 a.m.) under occupied floors. Property Manager must be notified in advance in order to inform other tenants this work will be performed. • Drilling into deck for mechanical devices (allowed until 8:00 a.m.) • Testing of life safety and sprinkler tie-ins. • Deliveries via tractor/trailer trucks unless previously approved by Property Manager. 2. Dollies and carts should be fitted with rubber wheels but not allowed in Lobby. 3. Dragging of ladders, dropping of material is to be avoided over occupied floors. 4. All work performed outside of project site must be coordinated with the Property Manager from Lincoln Property Company. 5. Notification for Requests: The contractor must notify Lincoln Property Company forty-eight hours in advance, in writing, for approval on the following requests. Notice should be sent to: sbarber@lpc.com, with copies to: fswarav@lpc.com and itromblev@lpc.com. Emergency service may be provided with 24 hours' notice. • Freight elevator usage after hours • Sprinkler/life safety shutdown • HVAC shutdown • Access to site after normal business hours • Major deliveries and tenant relocations • Coordination with building staff • Trash removal operation • Security detail • Any work/activity not noted above or performed during non-business hours 6. Parking: There is no contractor parking available at the Receiving Area. The Receiving Area is to be used for unloading equipment and materials only. C-6

7. Freight Elevator: One passenger elevator doubles as the freight when properly padded. The freight elevator must be used at all times to access or egress the work area. Construction workers should not use the emergency stairwells to access other floors unless and emergency situation arises or as approved by property management. 8. Demolition: Contractor must use hard plastic hampers to transport debris from work area to loading dock. Queue on the work floor while transporting debris. 9. Deliveries: Absolutely no deliveries will be allowed through the main lobby. Deliveries must be scheduled in advance with Lincoln Property Company to coordinate the use of the loading area on Binford St. and the freight elevator. The delivery of sheet rock, light fixtures and other like material must be scheduled during non-business hours unless approved by the Property Manager or on-site LPC staff. 10. Cleaning & Rubbish Removal: The contractor is responsible for leaving the freight elevator and related work areas "broom clean". The contractor will incur costs for cleanup if areas are left dirty, including servicing of freight elevator for demolition debris not transported properly. Rubbish cannot be stored in the work area and must be disposed of on a regular basis. 11. Permit: Contractor will post building permit, preferably on a conspicuous wall of the construction site while work is being performed. Contractor shall supply Property Manager with a copy of all permits prior to the start of any work. 12. Suite Carpet Protection: Prior to demolition, if carpet is to remain in the suite, it is to be protected by a heavy plastic cover or removed, stored and re-installed upon completion of work. 13. Common Area Carpet/Flooring Protection: Public area corridor and carpet is to be protected by plastic runners or a series of walk-off mats from the elevator to the suite under construction. Walk-off mats are to be provided at entrance doors. 14. Screening: Contractor shall provide heavy plastic screening for dust protection and/or temporary walls of suitable appearances as required by Property Management to screen the construction site. 15. Window Treatment Protection: Window treatments within a suite or affected area must be bagged and protected prior to commencement of work. 16. Utilities-No Interruption: No utilities (electricity, water, gas, and plumbing) or services to the tenants are to be cut off or interrupted without first having requested, in writing, and secured, in writing, the permission of the Property Manager. 17. Electrical Service: No electrical services are to be put on the emergency circuit, without specific written approval from the Property Manager. 18. Utility Meters: If utility meter installation is required, contractor must provide the Property Manager with a copy of the operating instructions for that particular meter. 19. Contractor/Subcontractor Employee Listing and Schedules: The Property Manager will be notified of all work schedules of all workmen on the job and will be notified, in writing, C-7 of names of those who may be working in the Building after "normal" business hours. If Lincoln Property Company employee works after normal hours, the tenant will be billed for his time. Provided that Tenant is first notified in writing. 20. Contractor/Subcontractor Employee Specific Behavior: • Radios are allowed at a reasonable noise level • All workers are required to wear a shirt, shoes and full-length trousers • Protection of hallway carpets, wall coverings, granite and marble and elevators from damage with masonite board, carpet, cardboard or pads is required. • Public spaces, corridors, elevators, restrooms, lobby, etc. must be cleaned immediately after use. Construction debris or materials found in public areas will be removed at the offender's cost. • No smoking, eating or open food containers in the elevators, carpeted areas, building perimeter or public lobbies. • No yelling or boisterous activities. • There will be no alcohol or controlled substances allowed or tolerated. Individuals under their influence or in possession of such will be prosecuted. 21. Contractor shall post no signs without Property Manager's express approval, which may be withheld for any reason 22. All construction materials or debris must be stored within the project confines or in an approved lock-up. There will not be any materials stored in the stairwells. 23. Any work performed on base building systems (i.e. roofing, HVAC, glass curtain wall, etc.) that could impact existing warranties shall be coordinated with the Property Manager prior to performing said work. If the Property Manager stipulates that a certain company/subcontractor/vendor must be used in order to preserve a warranty, then the Contractor shall comply. 24. Contractors shall be permitted to use the janitor's sink for water supply on the floor(s) on which the construction occurs, however, contractors shall ensure that no drywall, mud, flammables or any other substance that could stop up the sanitary sewer system or be potentially hazardous, are put therein. 25. This is a "No Smoking" Building C-8

Tenant Construction Rules and Regulations General Requirements 1. To the extent reasonably required given the scope and complexity of the proposed Alteration, Tenant must submit Construction Documents (plans and specifications) to Lincoln Property Company for approval. A minimum of four (4) weeks or the time period required under the lease document, whichever is longer, is needed prior to commencement of the project. 2. Lincoln Property Company reserves the right to approve and restrict any subcontractor, contractor or employee for any trade performing work in the building. A pre-qualification statement must be submitted to Lincoln Property Company for sub-contractors who have not performed work with Lincoln Property Company within the last two (2) years or on jobs of comparable size and dollar value. 3. To the extent reasonably required given the scope and complexity of the Alteration, record of As-built drawings must be submitted within 30 days of the completion of the project. 4. Tenant must submit to Lincoln Property Company the following items two (2) weeks prior to the commencement of the project. A. Name of General Contractor/Construction Management Firm B. Sub-contractor list for approval C. Certificates of Insurance from general contractor and subcontractor in compliance with insurance guidelines. 201 South Street Owner LLC, ClearRock Properties LLC, Lincoln Property Company and must be named as additional insured and LPC Commercial Services, Inc. to be the certificate holder. D. Copy of Demolition Permit (if applicable). E. Copy of Building Permit (if applicable) F. Copy of Long-Form or Fast-Tract Application to Building Department (if applicable) G. Construction Schedule (if reasonably required given the scope and complexity of the project) H. Project directory to include: Name of firm, address, contacts and telephone number 5. Tenant must submit Certificate of Occupancy at completion of project (if applicable) 6. Tenant must schedule a project meeting with Lincoln Property Company construction coordinator two (2) weeks prior to commencement of project. Weekly project meetings are required for major construction projects. The Lincoln Property Company construction coordinator may attend meetings as deemed necessary. The construction coordinator must receive a copy of the minutes on a weekly basis C-9

7. Air balancing by contractor is required two (2) weeks before project is completed. 8. Testing of sprinkler system and fire protection devices is required two (2) weeks prior to completion of project and to obtain Certificate of Occupancy. 9. The Lincoln Property Company design/engineering review team may inspect contractor work in progress for compliance with applicable code and building standards. 10. Lincoln Property Company reserves the right to restrict life safety design (sprinkler and fire protection) to its approved design engineers. 11. All contractor work shall be performed in accordance with all applicable laws and codes, Boston Fire Department and Lincoln Property Company Construction Guidelines. 12. Two hundred pound (200 lb) pressure test of sprinkler system is required two (2) weeks prior to completion of project. Sprinkler contractor test certificates are due to Lincoln Property Company at that time. 13. Sprinkler contractor must provide five (5) sets of sprinkler drawings for approval by the insurance company. 14. All questions should be referred to Lincoln Property Company at 60 South St., Suite 1020, Boston, MA 02111 - or via email to the General manager, Sarah Barber, at: sbarber@lpc.com. C-10

Vendor/Subcontractor Insurance Specifications 1. General Liability coverage in the form of a Comprehensive General Liability policy or a Commercial Liability policy with a broad form of CGL endorsement included in the coverage. The insurance company issuing said policy must be rated B+ or better by Bests ratings. 2. The general liability in Item #1 must be on an occurrence basis with per occurrence and aggregate limits of liability of no less than $5,000,000. This limit can be provided through a combination of primary general liability policy and an umbrella liability policy or other multi-property "blanket" liability coverage. If there are any deductibles or self-insured retention, please state this. 3. Automobile liability coverage no less than $1,000,000 combined single limit each occurrence and Worker's Compensation coverage must be Statutory and no less than $500,000. 4. The following MUST be named as additional insured as their interests may appear: Certificate holder: LPC Commercial Services, Inc., as Agent Additional insured must be listed exactly as follows - no exceptions: 201 South Street Owner LLC ClearRock Properties LLC Lincoln Property Company This information MUST appear as indicated above. If you have any questions, please feel free to call the office at (617) 275-7000 Ext. 5. 5. Should any of the above described policies be canceled, not renewed, changed materially in amount of coverage or changed in insuring form, the vendor/subcontractor's insurance company will give 30 days prior written notice to Lincoln Property Company, 60 South St., Suite 1020, Boston, MA 02111. Please note that Lincoln Property Company's minimum requirements, as noted above and attached, in no way restricts your liability for any claims in excess of your policy limits.

SCHEDULED 201-207 SOUTH STREET CLEANING SPECIFICATIONS The following cleaning functions will be performed before or after Standard Building Hours: 1. In Tenant Areas: 1. All hard flooring to be swept and/or dust mopped five (5) times per week. 2. All carpeted areas and rugs to be vacuumed three (3) times per week. 3. Wastepaper baskets to be emptied five (5) times per week. 4. Dust furniture, windowsills and convectors provided free of papers, etc. five (5) times per week. 5. Ledges, and moldings and Venetian blinds to be high dusted semi-annually. 6. Clean all exterior windows on the inside semi-annually, provided that windowsills are free of any articles and access to the windows is not obstructed. 2. In Common Areas: 1. All stairways to be swept five (5) times per week. Wet mopped and buffed as needed. 2. Walls and interior surfaces of lobby including glass, doors and furniture to be cleaned five (5) times per week. 3. Lobby granite floors to be maintained nightly, with finish applied and buffed as needed. 4. Walls, doors, saddles, and luminous ceilings of elevator cabs to be cleaned five (5) times per week. 5. Entrance lobby glass to be washed or wiped five (5) times per week. 6. Outside of all exterior windows to be washed semi-annually. 3. In Public Lavatories: 7. All flooring to be swept and washed, using disinfectant in water five (5) times per week. 8. All basins, bowls, urinals and toilet seats to be washed five (5) times per week. Lavatory walls and stall partitions to be cleaned as needed. 9. All mirrors to be washed five (5) times per week.

10. Paper towel and sanitary disposal receptacles to be emptied and cleaned five (5) times per week. Plastic liners to be provided for all receptacles. 11. Toilet tissue holders, soap and paper towel dispensers to be filled five (5) times per week. 12. Air deodorizers to be provided and maintained.

SCHEDULE E 201-207 SOUTH STREET TENANT ALTERATION SPECIFICATIONS Prior to commencing any alterations work in the Premises, if reasonably in connection with the scope and complexity of the proposed alteration (i.e., Tenant shall not be required to submit such drawings in connection with Cosmetic Alterations)Tenant shall submit to Landlord final and complete dimensional architectural and mechanical drawings and specifications for partitions, layouts, including openings, ceiling and lighting layouts, electrical outlets, colors, finishing schedule, and any and all other information as may be necessary to complete the Premises. All such work including demolition of existing improvements shall hereinafter be referred to as "Alterations". All plans shall be prepared only by architects and mechanical engineers licensed to do business in Massachusetts and reasonably approved by Landlord. All plans, including mechanical plans, shall be prepared at Tenant's expense and shall be consistent with the design, construction and equipment of the Building and in conformity with its standards and shall show the location and extent of any excess floor loading and all special requirements for air-conditioning, plumbing and electricity, and the estimated total electrical load, provided, however, that Tenant may apply any allowance towards the cost thereof. All such plans and specifications are expressly subject to Landlord's written approval, as provided in Article 6. Tenant shall bear the cost and expense of filing such plans and specifications with the appropriate governmental agencies (if applicable). Landlord's contractor (or a contractor reasonably approved by Landlord) shall perform alterations to the Premises and, prior to proceeding with any Alterations except for the initial Work, shall submit to Tenant a fixed price for the cost thereof. The fixed price shall be based on, and shall include copies of, at least two bids for each of the major trades. Tenant shall nevertheless pay the fixed price for the cost of all Alterations (as changed by any change orders signed by Tenant), plus Contractor's general conditions and Contractor's fee, plus an administrative fee to Landlord in the amount of 5% of all hard costs. This paragraph shall not apply to Tenant's initial build out of the Premises. If any work is performed by Landlord's contractor on Tenant's behalf, invoices (together with any and all supporting documentation reasonably required by Tenant) shall be submitted to Tenant on a monthly basis, based on the percentage of work completed and shall be payable within thirty (30) days of receipt. The foregoing relates specifically to Alterations undertaken by Tenant pursuant to Article 6 of this Lease, and not to the Tenant Work pursuant to Article 30 hereof

SCHEDULE F INTENTIONALLY OMITTED

SCHEDULE G TENANT ESTOPPEL CERTIFICATE TO: Eastern Bank ("Lender"! 265 Franklin Street Boston, MA 02110 RE: 201-207 South Street Boston, Massachusetts The undersigned, as tenant under that certain lease dated , 20 (the "Lease"), made with 201 South Street Owner LLC, as landlord, for approximately square feet of space at property owned by landlord known as and numbered 201-207 South Street in Boston, Massachusetts (the "Property"), hereby certifies as follows: (1) That the tenant is in occupancy of the premises described in the Lease (the "demised premises") and is conducting its business therefrom solely for the use or uses permitted under the Lease. (2) That the Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way and there are no other agreements between the parties thereto, except as follows: (3) That the commencement date of the term of the Lease is . (4) That the expiration date of the term of the Lease is . The tenant has no rights to renew or extend the term of the Lease except as follows: (5) To the best of Tenant's knowledge, that all conditions of the Lease to be performed by the landlord and necessary to the enforceability of the Lease have been satisfied. (6) To the best of Tenant's knowledge, that there are no defaults by either the tenant or the landlord thereunder, and no event has occurred or situation exists which would, with the passage of time and the giving of any required notices, constitute a default under the Lease. (5)

(7) All improvements or work required under the Lease to be made by the landlord have been completed and such work and the demised premises are accepted as satisfactory by the tenant, except as follows: . Charges for all labor and materials used or furnished in connection with improvements and/or alterations made for the account of the tenant at the demised premises have been paid in full. (8) That monthly rent in the amount of $ is payable on the day of each month during the Lease term. No rents have been prepaid more than one (1) month in advance and full rental, including minimum base rent, has commenced to accrue and has been paid through the date of . (9) To the best of Tenant's knowledge, that on this date there are no existing defenses, offsets, claims or credits which the tenant has against the enforcement of the Lease by the landlord, provided that nothing herein shall be deemed to be a waiver of any defense, offset, claims or credits which Tenant has under this Lease and which are discovered subsequent to the date hereof. (10) The tenant has paid to the landlord a security deposit in the amount of $ • (11) The tenant has no right of first refusal or other right or option to purchase all or any part of the Property. (12) That as of the date hereof, there are no actions, whether voluntary or otherwise, and, to the best of Tenant's knowledge, pending, against the tenant under the bankruptcy or insolvency laws of the United States or any state thereof. (13) That it understands that Lender will make a mortgage loan to landlord (or its successor and/or assign with respect to the landlord's interest in the Lease) in reliance upon, among other things, this certificate. EXECUTED this day of , 2016. TENANT: [Print or Type Name of Tenant] By: Name: Title: ATTEST/WITNESS:

SCHEDULE H COMMENCEMENT DATE AGREEMENT Date: Tenant: TENANT A Re: Commencement Letter with respect to that certain Lease dated as of , between 201 South Street Owner LLC, a Delaware limited liability company, as Landlord, and , a , as Tenant, for X,XXX rentable square feet on the floor of the Building located at 201-207 South Street, Boston, Massachusetts. In accordance with the terms and conditions of the above referenced lease, Tenant accepts possession of the Premises and agrees: 1. The Commencement Date of the Lease is: 2. The Rent Commencement Date is: 3. The Termination Date of the Lease is: Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing this Commencement Letter in the space provided. Sincerely, Property Manager Lincoln Property Company - 201 South Street Owner LLC Tenant: TENANT A Agreed and Accepted:. Name; Title: Date:

SCHEDULE I FORM OF SNDA LEASE SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT This Agreement is made this day of __, 2016, by and among 201 SOUTH STREET OWNER LLC, a Delaware limited liability company with an address c/o CiearRock Properties, 1221 Avenue of the Americas, 20"1 Floor, New York, New York 10020 ("Landlord" or "Borrower"). , with an address of ("Tenant"). and EASTERN BANK, a Massachusetts state-chartered bank with a place of business at 265 Franklin Street, Boston, Massachusetts 02110 ("Mortgagee"'). Introductory Provisions A. Mortgagee is relying on this Agreement as an inducement to Mortgagee in making and maintaining a loan ("Loan") secured by, among other things, a Mortgage and Security Agreement dated as of , 2016 (the "Mortgage") given by Borrower covering property commonly known as and numbered 201-207 South Street in Boston, Suffolk County, Massachusetts (the "Property"). B. Tenant is the holder of and tenant under that certain lease (the "Lease") dated , 20 , made with [Landlord] [Landlord's predecessor in interest] covering certain premises (the "Demised Premises") at the Property as more particularly described in the Lease. C. Mortgagee requires, as a condition to the making and maintaining of the Loan, that the Mortgage be and remain superior to the Lease. D. Tenant requires, as a condition to the Lease being subordinate to the Mortgage, that its rights under the Lease be recognized. E. Mortgagee, Landlord and Tenant desire to confirm their understanding with respect to the Mortgage and the Lease.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the understanding by Tenant that Mortgagee will rely hereon in making and maintaining the Loan, Mortgagee, Landlord and Tenant agree as follows: 1. The Lease and the rights of Tenant thereunder are subordinate and inferior to the Mortgage and any renewal, substitution, extension or replacement thereof and each advance made thereunder as though said Mortgage, and each such renewal, substitution, extension or replacement were executed, recorded and the advance made before the execution of the Lease. Without limiting the foregoing and notwithstanding any other term or provision of this Agreement, Tenant's rights with respect to proceeds of insurance and of eminent domain awards are expressly made subject and subordinate to the rights of Mortgagee, and the disposition of such proceeds shall be governed by the Mortgage, and the other "Loan Documents" referred to therein, in all respects. 2. So long as Tenant is not in default (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed or observed, (i) Tenant's occupancy of the Demised Premises shall not be disturbed by Mortgagee in the exercise of any of its rights under the Mortgage during the term of the Lease or any extension or renewal thereof, made in accordance with the terms of the Lease, and (ii) Mortgagee will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under the Lease because of any default under the Mortgage. 3. In the event any proceedings are brought for the foreclosure of the Mortgage, or if the Property or the Demised Premises are sold pursuant to the power of sale under the Mortgage, Tenant shall attorn to the purchaser upon any such foreclosure sale and shall recognize such purchaser thereafter as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of any holder(s) of any of the indebtedness or other obligations secured by the Mortgage, or upon request of any such purchaser, (a) any instrument or certificate which, in the reasonable judgment of such holder(s), or such purchaser, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment, and (b) an instrument or certificate regarding the status of the Lease, consisting of statements, if true (and if not true, specifying in what respect), (i) that the Lease is in full force and effect, (ii) the date through which rentals have been paid, (iii) the duration and date of the commencement of the term of the Lease, (iv) the nature of any amendments or modifications to the Lease, (v) that no default, or state of facts, which with the passage of time, or notice, or both, would constitute a default, exists on the part ofeither party to the Lease, and (vi) the dates on which payments of additional rent, if any, are due under the Lease. 4. If Mortgagee shall succeed to the interest of Landlord under the Lease in any manner, or if any purchaser acquires the Property, or the Demised Premises, upon any foreclosure of the 55873238 v I 066426/0169400

Mortgage, Mortgagee or such purchaser, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants and conditions of the Lease on Tenant's part to be performed or observed that the Landlord had or would have had if Mortgagee or such purchaser had not succeeded to the interest of the present Landlord. From and after any such attornment, Mortgagee or such purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and Tenant shall, from and after such attornment to Mortgagee, or such purchaser, have the same remedies against Mortgagee, or such purchaser, for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord if Mortgagee or such purchaser had not succeeded to the interest of Landlord; provided, however, that Mortgagee or such purchaser shall only be bound during the period of its ownership, all Tenant claims shall be satisfied only out of the interest, if any, of Mortgagee or such purchaser in the Property, and Mortgagee and such purchaser shall not be (a) liable for any act or omission of any prior landlord (including the Landlord); or (b) liable for or incur any obligation with respect to the construction of the Property or any improvements therein; or (c) subject to any offsets or defenses which Tenant might have against any prior landlord (including the Landlord); or (d) bound by any rent or additional rent which Tenant might have paid for more than the then current rental period to any prior landlord (including the Landlord); or (e) bound by any amendment or modification of the Lease made without its prior written consent; or (f) bound by or responsible for any security deposit or prepaid rent not actually received by Mortgagee; or (g) liable for or incur any obligation with respect to any breach of warranties of any nature under the Lease or otherwise including without limitation any warranties respecting use, compliance with zoning, landlord's title, landlord's authority, habitability and/or fitness for any purpose, or possession; or (h) liable for consequential damages. 5. Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of the Landlord under the Lease, or any subsequent Landlord, in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed or observed. 6. Tenant agrees to provide Mortgagee with a copy of each notice of default given to Landlord under the Lease, at the same time as such notice of default is given to the Landlord, and that in the event of any default by the Landlord under the Lease, Tenant will take no action to terminate the Lease (a) if the default is not curable by Mortgagee (so long as the default does not interfere with Tenant's use and occupation of the Demised Premises), or (b) if the default is curable by Mortgagee, unless the default remains uncured for a period of thirty (30) days after written notice thereof shall have been mailed, postage prepaid, to Landlord at Landlord's address, and to Mortgagee at its address stated in (or pursuant to) Section 7 below; provided, however. that if any such default is such that it reasonably cannot be cured within said thirty-day period, such period shall be extended for such additional period of time as shall be reasonably necessary (including, without limitation, a reasonable period of time to obtain possession of the Property and to foreclose the Mortgage), if Mortgagee gives Tenant written notice of Mortgagee's election to undertake the cure of the default and if curative action (including, without limitation, action to 5.

obtain possession and foreclose) is instituted within a reasonable period of time and is thereafter diligently pursued. Mortgagee shall have no obligation to cure any default under the Lease. 7. Any notice or communication required or permitted hereunder shall be in writing, and shall be given or delivered by United States mail, registered or certified, postage fully prepaid, return receipt requested, or by recognized courier service addressed to the party to whom it is being given at its address set forth above, or such other address as such party may have specified theretofore by notice delivered in accordance with this sentence. Any such notice shall be deemed to have been given and received on the date delivered or tendered for delivery during normal business hours as herein provided. 8. Tenant acknowledges that it has notice that the Lease and the rent and all sums due thereunder have been assigned to Mortgagee as part of the security for the obligations of Borrower to Mortgagee secured by the Mortgage. In the event the Mortgagee notifies Tenant of an Event of Default under the Loan and demands that Tenant pay its rent and all other sums due under the Lease to Mortgagee, Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease to the Mortgagee or Mortgagee's designated agent. Borrower unconditionally authorizes and directs Tenant to make rental payments directly to Mortgagee following receipt of such notice and further agrees that Tenant may rely upon such notice without any obligation to further inquire as to whether or not any default exists under the Mortgage, and that Borrower shall have no right or claim against Tenant for or by reason of any payments of rent or other charges made by Tenant to Mortgagee following receipt of such notice. 9. With respect to any options for additional space provided to Tenant under the Lease, Mortgagee agrees to recognize the same if Tenant is entitled thereto under the Lease after the date on which Mortgagee succeeds as Landlord under the Lease by virtue of foreclosure or deed in lieu of foreclosure or Mortgagee takes possession of the Demised Premises; provided. however. Mortgagee shall not be responsible for any acts of any prior landlord under the lease, or the act of any tenant, subtenant or other party which prevents Mortgagee from complying with the provisions hereof and Tenant shall have no right to cancel the Lease or to make any claims against Mortgagee on account thereof. 10. This Agreement may not be modified orally or in any manner than by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, personal representatives, successors and assigns, and any purchaser or purchasers at foreclosure of the Property or any portion thereof, and their respective heirs, personal representatives, successors and assigns. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts. 11. This Agreement may be executed in multiple counterparts each of which when executed and delivered is an original, but all of which together shall constitute one instrument. 7.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, as of the date first above written. MORTGAGEE: EASTERN BANK By: Name: Richard A. Donald Title: Senior Vice President TENANT: By:_ Name: Title: COMMONWEALTH OF MASSACHUSETTS County of Suffolk On this day of , 2016, before me, the undersigned notary public, personally appeared Richard A. Donald, as Senior Vice President of EASTERN BANK, proved to me through satisfactory evidence of identification, which was to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose. Notary Public (Affix Seal] My commission expires:

COMMONWEALTH OF MASSACHUSETTS County of On this day of , 2016, before me, the undersigned notary public, personally appeared , as of , proved to me through satisfactory evidence of identification, which was , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose. Notary Public [Affix Seal] My commission expires:

Borrower, as "Landlord" under the Lease and "Mortgagor" under the Mortgage, agrees for itself and its successors and assigns that: 1. The above Agreement does not: (a) constitute a waiver by Mortgagee of any of its rights under the Mortgage or any of the other Loan documents; or (b) in any way release Borrower from its obligations to comply with the terms, provisions, conditions, covenants and agreements and clauses of the Mortgage and other Loan documents; 2. The provisions of the Mortgage remain in full force and effect and must be complied with by Borrower; and 3. Borrower shall be bound by all of the terms, conditions and provisions of the foregoing Agreement applicable to Borrower including, without limitation, the provisions of Section 8. BORROWER/LANDLORD: 201 SOUTH STREET OWNER LLC, a Delaware limited liability company By: Name: Title: COMMONWEALTH OF MASSACHUSETTS County of On this day of , 2016, before me, the undersigned notary public, personally appeared as of 201 SOUTH STREET OWNER LLC, proved to me through satisfactory evidence of identification, which was _ , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose. Notary Public [Affix Seal] My commission expires:

FIRST AMENDMENT TO LEASE

This First Amendment to Lease ("Amendment") made as of 12/22, 2017 by and between **201 SOUTH STREET OWNER LLC**, a Delaware limited liability company having an office c/o ClearRock Properties, LLC, 1221 Avenue of the Americas, 20th Floor, New York, NY 10020 ("Landlord") and **CARBON BLACK, INC.**, a Delaware corporation having a place of business and mailing address at 1100 Winter Street, Waltham, MA 02451 ("Tenant").

WITNESSETH:

WHEREAS, Landlord is the owner of certain land and improvements located in the City of Boston and commonly known as 201-207 South Street, Boston, Massachusetts (the "Building"); and

WHEREAS, Landlord and Tenant entered into a certain Lease dated March 1, 2017 (the "Lease"), with respect to approximately 7,270 rentable square feet of space on the 3rd floor of the Building (the "Existing Premises") for a term that is currently scheduled to expire on September 30, 2021; and

WHEREAS, Landlord and Tenant have agreed to amend the Lease to add, to the Premises, approximately 7,270 rentable square feet of space on the 4th floor of the Building, which space (the "Expansion Premises") is shown on Exhibit A attached hereto, in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Capitalized Terms; Recitals. All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Lease. In the event of any inconsistencies between the Lease and this Amendment, the provisions of this Amendment shall control, and all other provisions of the Lease shall remain in full force and effect. The above recitals are hereby incorporated into this Amendment.

2. Lease of Expansion Premises. Landlord hereby leases the Expansion Premises to Tenant, and Tenant hereby leases the Expansion Premises from Landlord, effective on the date of this Amendment. From and after the date hereof, the "Premises" shall consist of the Existing Premises plus the Expansion Premises, containing 14,540 rentable square feet of space in total.

3. Delivery Condition and Allowance. Landlord shall deliver to Tenant, and Tenant shall accept, the Expansion Premises in vacant, broom clean condition with all building systems in good condition, repair and working order and otherwise in its "as is" condition on the date of this Amendment. Landlord shall provide Tenant with an

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allowance in the amount of up to $145,400.00 to be used by Tenant toward the cost of the design of the Expansion Premises and the cost of tenant improvements therein. Such allowance shall be disbursed by Landlord to Tenant on a monthly progress payment basis, as costs are incurred, based on contractor invoices, within thirty (30) days after receipt of such invoices together with architect's certificates for payment, lien waivers and such other items as Landlord shall reasonably require. Landlord shall not be required to disburse any portion of the allowance for any work performed or costs incurred later than one (1) year after the date of this Amendment, or for which a requisition is not received within thirteen (13) months after the date of this Amendment. Tenant shall not be entitled to any cash payment, nor any credit against Rent that is due under the Lease, in the event that the entire allowance is not utilized.

4. Extension of Term. The Lease is hereby amended to provide that the "Expiration Date" shall be April 30, 2022.

5. Extension of Term. The Extension Option provided for in Section 3.02 of the Lease shall apply to the Existing Premises and the Expansion Premises.

6. Base Rent; Tenant's Share.

(a) The date that is the earlier of (i) one (1) month after the date on which Tenant first commences business in the Expansion Premises, or (ii) April 1, 2018, shall be referred to herein as the "Expansion Premises Rent Commencement Date"

(b) Tenant shall continue to pay Base Rent and Additional Rent with respect to the Existing Premises in accordance with the terms of the Lease through September 30, 2021. From and after October 1, 2021 through the Expiration Date, Tenant shall pay Base Rent with respect to the Existing Premises in accordance with the terms of the Lease in the amount of $359,865.00 per year, payable in monthly installments of $29,988.75

(c) Commencing on the Expansion Premises Rent Commencement Date, Tenant shall pay Base Rent with respect to the Expansions Premises as follows in accordance with the terms of the Lease in the amounts set forth below:

(i) Expansion Premises Rent Commencement Date through the last day of the 12th full month after the Expansion Premises Rent Commencement Date: $338,055.00 per year, payable in monthly installments of $28,171.25.

(ii) 13th through 24th full months after the Expansion Premises Rent Commencement Date: $345,325.00 per year, payable in monthly installments of $28,777.08.

(iii) 25th through 36th full months after the Expansion Premises Rent Commencement Date: $352,595.00 per year, payable in monthly installments of $29,382.92.

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(iv) 37th full month after the Expansion Premises Rent Commencement Date through the Expiration Date: $359,865.00 per year, payable in monthly installments of $29,988.75.

7. Commencing on the Expansion Premises Rent Commencement Date, (i) the "Base Year for Operating Costs" for the Expansion Premises shall be the calendar year 2018 and the "Tax Base Year" for the Expansion Premises shall be July 1, 2017 to June 30, 2018, and (ii) Tenant's Share with respect to the Expansion Premises shall be 10.53%.

8. Electric Services. With regard to Section 23.01 of the Lease, separate meters currently exist in the Expansion Premises and Tenant shall pay for such electrical usage and consumption within the Expansion Premises directly to the utility provider.

9. Right of First Offer. The following language is hereby added as a new paragraph in Article 34: "Provided that this Lease is in full force and effect and Tenant is not in default hereunder, Tenant shall have a one-time right of first offer on any space on the 4th floor of the Building in accordance with this paragraph. Prior to leasing any space on the 4th floor of the Building ("4th Floor ROFO Space"), Landlord shall notify Tenant in writing, which notice (a "4th Floor ROFO Notice") shall contain all of the material conditions under which Landlord is prepared to lease the 4th Floor ROFO Space to Tenant. Tenant shall have fifteen (15) Business Days from receipt of a 4th Floor ROFO Notice, time being of the essence, to advise Landlord, in writing, that it has elected to lease such 4th Floor ROFO Space. If Tenant so notifies Landlord, then Landlord and Tenant shall enter into an amendment of this Lease that incorporates the 4th Floor ROFO Space in question into the Premises, on the terms and conditions set forth in the 4th Floor ROFO Notice. If Tenant fails to timely exercise its right of first offer, then it shall have no further rights under this paragraph as to that 4th Floor ROFO Space. If Tenant exercises on a timely basis but thereafter fails to execute and deliver to Landlord the amendment to this Lease within fifteen (15) days after receipt from Landlord, then at Landlord's option, Tenant's exercise shall be void and Tenant shall thereupon have no further rights under this paragraph with respect to that 4th Floor ROFO Space."

10. Security Deposit. Article 31 of the Lease is hereby amended as follows:

(a) The amount of the Security Deposit is hereby increased to $167,209.98. Tenant shall deposit with Landlord $83,604.99 upon execution of this Amendment so that the full amount of the Security Deposit is posted.

(b) The last paragraph of Article 31 is hereby amended to provide that if the decrease in the amount of the Security Deposit contemplated therein occurs, the reduced amount of the Security Deposit shall be $111,473.32.

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11. Binding Effect. This Amendment shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

12. Counterparts. This Amendment may be executed in a number of identical counterparts, each of which for all purposes shall be deemed to be an original, and all of which shall collectively constitute but one agreement, fully binding upon, and enforceable against the parties hereto.

13. Brokers. Landlord and Tenant hereby represent and warrant to each other that neither has dealt with any broker in connection with this Amendment other than Jones Lang LaSalle and T3 Advisors (whose commissions shall be paid by Landlord pursuant to a separate agreement), and that insofar as Landlord and Tenant knows, no other broker negotiated this Amendment or is entitled to any commission in connection herewith. Each party agrees to indemnify and hold the other party and any mortgagee holding an interest in the Building, and their respective agents and employees harmless from any and all claims of any brokers claiming to have dealt with the indemnifying party in connection with this Amendment.

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IN WITNESS WHEREOF, the parties have set their hands as of the day and year first above written. 201 South Street Owner LLC By: Its Carbon Black, Inc. Bv: VkjL PJL/ its CV^o Please conform Signature as /s/

IN WITNESS WHEREOF, the parties have set their hands as of the day and year first above written.

201 South Street Owner LLC

By:_____________________________

Its AUTHORIZED SIGNATORY

Carbon Black, Inc.

By:_____________________________

Its

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